SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Clearwater Paper Corporation 2020

CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2020

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation 2020

Clearwater Paper Corporation
601 West Riverside, Suite 1100
Spokane, WA 99201

Dear fellow stockholders and stakeholders:

As Clearwater Paper’s chair, I take great pleasure in writing to you to introduce our incoming chief executive officer and colleague Arsen Kitch.

I take great pleasure in this for two reasons. The first is that Arsen is supremely qualified for this position, as his strong performance in prior roles within the company has demonstrated. The second is that this quiet, orderly, internal promotion reflects our ability to handle one of the most important tasks a board has, succession planning.

Our ability to oversee this orderly transition was assisted by our outgoing CEO, Linda Massman. I want to thank Linda for supporting Arsen and the board in this transition, and for her service with us over the years.

Also, our succession planning goes well beyond the C suite. We believe Arsen’s selection and our talent management team are working to put us in an excellent position to do well as we move forward.

On behalf of the board and our management team, thank you for your continued support and confidence in Clearwater Paper.

Sincerely,

Alexander Toeldte

Chair of the Board

Clearwater Paper Corporation 2020

i

Clearwater Paper Corporation
601 West Riverside, Suite 1100
Spokane, WA 99201

Dear Clearwater Paper stockholders and stakeholders:

I am excited, honored, and humbled to take this opportunity to lead Clearwater Paper.

Our company and industry have faced changes and some challenges, but I am optimistic. We are a company that is inherently renewable at a time when that has never been more valued. The primary raw material used in our products is wood that we procure from sustainable sources, and the role that trees play in carbon management is becoming clearer by the day.

As a producer of high-quality paperboard, we are well-positioned to meet the trend away from plastics to paper-based products. As a leading provider of private-branded tissue products, we are well-positioned as consumer preferences shift away from brands.

We have an exceptional team of 3,300 talented people working at sites across the country, whose hard work is helping us to build a stronger, more sustainable company for the future.

We value your input and encourage you to communicate with us via the means as described in this proxy. We seek your voting support for the items described here and thank you for your investment with us.

Sincerely,

Arsen Kitch

Chief Executive Officer

Clearwater Paper Corporation 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Wednesday, May 13, 2020 Time: 9:00 a.m. Pacific Place: 601 West Riverside Avenue, Spokane, WA 99201 Record Date: March 16, 2020

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.  Each attendee must present the proper form of documentation (as described in the section “Annual Meeting Information”) to be admitted.

You may vote your shares in one of four ways:
	MAIL Return the proxy card by mail in the postage paid envelope	INTERNET go to www.proxyvote.com	TELEPHONE call the toll free number 1-800-690-6903	IN PERSON Attend the annual meeting with your ID.
Meeting Agenda / Proposals

We are holding this meeting to:

•	elect two directors to the Clearwater Paper Corporation Board of Directors;
•	ratify the appointment of our independent registered public accounting firm for 2020;
•	hold an advisory vote to approve the compensation of our named executive officers;
•	approve amendments to the company’s 2017 Stock Incentive Plan, and
•	transact any other business that properly comes before the meeting.

Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2019. This proxy statement and our 2019 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Financial Information & SEC Filings.” Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

Notice Regarding the Availability of Proxy Materials	By Order of the Board of Directors,

On or about April 2, 2020 we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2020 Proxy Statement and 2019 Annual Report to Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2020 Proxy Statement and 2019 Annual Report on or about April 2, 2020.

MICHAEL S. GADD
Senior Vice President, General Counsel and Corporate Secretary

Clearwater Paper Corporation 2020

Proxy Statement Summary

This summary highlights important information you will find elsewhere in this Proxy Statement. It is only a summary and you should review the entire Proxy Statement before you vote.

Meeting Information

Date and Time	Location	Record Date	Mailing Date
Wednesday, May 13, 2020 9:00 a.m. Pacific	601 West Riverside Avenue, Spokane, WA 99201	March 16, 2020	On or about April 2, 2020
Meeting Agenda / Proposals
Proposal			Board of Directors’ Recommendation
1. Elect two directors to the Clearwater Paper Corporation Board of Directors			FOR each nominee
2. Ratify the appointment of our independent registered public accounting firm for 2020			FOR
3. Hold an advisory vote to approve the compensation of our named executive officers			FOR
4. Approve amendments to the company’s 2017 Stock Incentive Plan			FOR
5. Transact any other business that properly comes before the meeting

Information regarding our executive compensation program can be found under the “Executive Compensation Discussion and Analysis” section found later in this proxy.

Director Nominees

This table provides a summary of some of the information regarding our two director nominees.  For more information regarding these nominees and our other directors see the “Board of Directors” section later in this Proxy Statement.

Name	Age	Director Since	Current Principal Occupation	Independent	Current Committee Memberships			Other Public Boards
					Audit	Compensation	Nominating and Corporate Governance
Joe W. Laymon	67	2019	Director of Peabody Energy	Yes		•	•	1
John P. O’Donnell	59	2016	President & CEO of Neenah, Inc.	Yes		•	•	1

Clearwater Paper Corporation 2020

Clearwater Paper Corporation 2020

v

Business highlights and sustainability

Corporate Governance Highlights

Independence
•The Board currently has 8 members, 6 of whom are independent.
•There are three standing committees made up entirely of independent directors.
•Independent directors regularly meet without management present.
Board Practices
•The Board and its standing committees perform self-evaluations on an annual basis.
•Each standing committee operates under a committee charter.
•The Board oversees risk management practices, including sound and effective ESG practices.
•The Board regularly receives information concerning, and provides input on, succession planning.
•The Board has adopted an insider trading policy, a related person policy, corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior officers.
•The Board is committed to diversity and the pursuit of board refreshment and balanced tenure.
•The Board and its committees met 41 times in 2019.
Leadership Structure
•The Chair of the Board and the CEO are separate.
Majority Vote
•There is majority voting in uncontested director elections.
Stock Ownership Requirements
•We have a comprehensive insider trading policy that covers directors and officers and other employees.
•We have an anti-hedging and anti-pledging policy for our stock.
•Directors and executive officers all are required to satisfy minimum stock ownership requirements.

Clearwater Paper Corporation 2020

2019 Business Highlights

Strategic Goals	2019 Accomplishments

Expand, optimize and meet customer needs in our consumer products business

•Shelby, North Carolina expansion:

oCompleted start-up of new paper machine, converting lines and warehousing

oProducing quality ultra and conventional tissue

oProducing at targeted startup levels and expect paper machine to reach full production run rate in mid-2020 as targeted

•Increased sales with new and existing customers in a competitive market

oRetained significant supply positions with leading retailers across all major channels

oGrew retail volume by 5% with new supply positions across major retailers

•Continued to innovate with quality products, enabling retailers to continue to grow their private brands

•Received awards for outstanding support, execution, partnership, and distribution from major customers

Expand, optimize and meet customer needs in our paperboard business

•Reached record paperboard production at our Cypress Bend, Arkansas mill

•Introduced NUVO, a new brand of cup stock paperboard:

oOffers up to 32% post-consumer recycled fiber

oProvides food service operators options for their specific brand needs

oSales to existing and new customers

•Increased net sales and managed margins in an environment of increasing costs

•Lewiston Pulp Optimization Project:

oReplaced a batch digester system with a continuous pulp digester and polysulfide reactor

oReduced air emissions through the new system

oImproved pulp quality, production and wood fiber usage

Maintain a prudent capital structure	•Improved our financial control environment •Completed debt refinancing oProvides additional operational flexibility and liquidity oAllows focus on free cash flow generation and balance sheet metrics

Other achievements	•Implemented critical cybersecurity enhancements to our IT systems

Clearwater Paper Corporation 2020

Sustainability

Our products have two critical environmental sustainability advantages:
•Wood, the primary raw material used in our products, in the form of chips, sawdust, pulp, woody biomass, and logs, is a 100 percent renewable and commonly recycled resource.
•Renewability, our products can provide more sustainable alternatives to products made from non-renewable resources.

To ensure we are well positioned to capitalize on these sustainability advantages, we have always been committed to minimizing the environmental impact of our operations throughout the value chain. Examples of environmental initiatives include:

Design and Sourcing
•We design and manufacture products using circular economy principles where possible.

•We support responsible forest management – we were the first U.S. company to offer a full line of FSC-certified bleached paperboard products and the first to offer consumer FSC-certified facial tissue in private brands.

•We maintain 100 percent of our pulp as certified or controlled wood from known sources.

•We offer an assortment of certified sustainable consumer and paperboard products, including the Forest Stewardship Council (FSC®), Sustainable Forestry Initiative (SFI) and the Programme for the Endorsement of Forest Certification (PEFC) programs.

•We engage directly with suppliers to ensure certification standards are followed, including through contracts and supply agreements.
Manufacturing
•100% of our manufacturing facilities are located in the U.S. and are therefore subject to all U.S. federal, state, and local environmental laws and regulations.
•We are committed to cutting greenhouse gas emissions associated with energy consumption in our manufacturing facilities. For example:
oWe generate renewable energy through biomass derived from wood fiber, a by-product of several of our manufacturing processes.
oWe maximize energy efficiency inherent in combined heat-and-power systems.
•We are committed to cutting other air emissions, including particulate matter, nitrogen oxide, volatile organic compounds, and sulfur compounds.
•We strive to reuse a significant amount of water in our manufacturing process, returning the majority back to the environment following treatment using industry best practices.
•We work to minimize manufacturing waste through beneficial reuse, reducing the amount of material to landfills.
•We are committed to the efficient recovery and reuse of chemicals and fiber, supporting our circular economy principles.

Clearwater Paper Corporation 2020

2019 Sustainability and Safety Success

Sustainability Goals	Accomplishments

Targeted improvements from our baseline in three key areas—water use, waste and energy use	Decreased water consumption by 11%
Reduced waste-to-landfill by 68%
Decreased energy consumption by 2%

Recognized with three sustainability awards in 2019

2019 Arkansas Environmental Stewardship Award

•Awarded to our Cypress Bend, Arkansas team to honor the quality and innovation of environmental projects and programs

•Presented by the Arkansas Department of Environmental Quality

2019 Idaho Governor’s Award for Excellence in Energy Efficiency

•Awarded to our Lewiston, Idaho team for reducing annual energy consumption by 7.7 million kilowatt hours

2019 Idaho Pollution Prevention Champion Award

•Awarded to our Lewiston, Idaho team for installation of several variable speed drives to reduce energy consumption

•Presented by the Idaho Department of Environmental Quality

Safety Achievements	•Company-wide commitment to and implementation of American Forest & Paper Associations’ Serious Injury and Fatality Prevention Program •Trained 150 mill leaders in safety leadership principles

Clearwater Paper Corporation 2020

CLEARWATER PAPER CORPORATION

PROXY STATEMENT

for the

2020 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to stockholders of Clearwater Paper Corporation in connection with the solicitation of proxies by our Board of Directors for use at our 2020 Annual Meeting of Stockholders, which is described below. References to “Clearwater Paper,” “the company,” “we,” “us” or “our” throughout this proxy statement mean Clearwater Paper Corporation.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about April 2, 2020, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2020 Proxy Statement and 2019 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

Date, Time and Place of the Meeting

The 2020 Annual Meeting of Stockholders will be held on Wednesday, May 13, 2020, at 9:00 a.m., local time, at 601 West Riverside Avenue, Spokane, WA  99201.

Purpose of the Meeting

The purpose of the meeting is to:

▪	elect two directors to our Board;
▪	ratify the appointment of our independent registered public accounting firm for 2020;
▪	hold an advisory vote to approve the compensation of our named executive officers;
▪	approve amendments to the company’s 2017 Stock Incentive Plan; and
▪	transact any other business that properly comes before the meeting.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2020, FOR approval of the compensation of our named executive officers, and FOR the amendments to the company’s 2017 Stock Incentive Plan.

Who May Vote

Stockholders who owned common stock at the close of business on March 16, 2020, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Clearwater Paper Corporation 2020

Proxy Solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co., and our third-party investor relations company, Solebury Trout, LLC, may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $7,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of Votes—Inspector of Election

Broadridge Financial Solutions, Inc., or Broadridge, will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare):

▪

Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

▪

By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

▪

In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Clearwater Paper 401(k) Savings Plans (through Fidelity Management Trust Company):

▪

Via Internet: If you are a participant in the Clearwater Paper Represented 401(k) Plan or the Clearwater Paper 401(k) Plan (which we refer to as the “401(k) Savings Plans”), go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.

▪	By Telephone: Call toll free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.
▪

In Writing: Complete, sign, and date the proxy card that was mailed to you and return it in the envelope that was provided to you or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

IMPORTANT NOTE TO 401(K) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on May 8, 2020, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.

Clearwater Paper Corporation 2020

If the 401(k) Savings Plans trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have directed the 401(k) Savings Plans trustee to vote his or her company stock account in accordance with the pro rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected shares of company stock are voted.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

▪

You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your bank, broker or other nominee in order to instruct your bank, broker or nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the bank, broker or other nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

▪

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items but cannot vote your shares for “non-discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2020, FOR advisory approval of the vote on the compensation of our named executive officers and FOR the amendments to the company’s 2017 Stock Incentive Plan. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-800-578-5378 or Solebury Trout LLC, Investor Relations at 1-509-344-5906.

Revoking your Proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 1100, Spokane WA, 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on May 8, 2020, in order for the revocation to be communicated to the 401(k) Savings Plans trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 16, 2020, the record date, we had 16,569,442 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares

Clearwater Paper Corporation 2020

issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Votes Needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 2 and to approve the amendments to the company’s 2017 Stock Incentive Plan as set forth in Proposal 4.

The votes presented in Proposal 3 is an advisory vote and therefore are not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory votes regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1, 2 and 4 withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Majority Vote Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

In accordance with our bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Annual Meeting Attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance.

▪	If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.
▪	If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.
▪	If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Clearwater Paper Corporation 2020

If you do not provide photo identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.

Other Matters Presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2020 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2020

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. The company’s Governance Guidelines may be found on the company’s website at www.clearwaterpaper.com under “Investor Relations,” then “Corporate Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of April 1, 2020, our Board had eight members, six of whom are outside (non-employee) directors. The Independent Executive Chair of our Board, Alexander Toeldte, is an outside director. With the exception of Linda K. Massman, who served as our President and Chief Executive Officer until April 1, 2020, and Arsen S. Kitch who began serving as President and Chief Executive Officer on April 1, 2020, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All of our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

Our Board meets regularly in executive session without members of management present and as the Board or its individual members deem necessary. Mr. Toeldte, as the Independent Executive Chair, presides over these sessions. Each standing committee of the Board also meets in executive session regularly and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members, and regularly do so.

Board Meetings

Our Board and its committees met a total of 41 times in 2019. All directors serving in 2019 attended all meetings of the Board and all meetings of Board committees for which they were a committee member during 2019. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all of our directors attended our 2019 annual stockholders meeting and we anticipate that all will attend our 2020 annual stockholders meeting.

Clearwater Paper Corporation 2020

Communications with Directors

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investor Relations,” then “Corporate Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended director(s).

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Reports may be made on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investor Relations,” then “Corporate Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Reports may also be made via the hotline provider’s website that is accessed through our website or intranet site.

Nominees for Director

Our Nominating and Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. While we do not have a formal policy with respect to director diversity, we value members who represent diverse viewpoints. In the absence of a formal diversity policy at this time, the Nominating Committee is focused in the near term on identifying and nominating qualified female director candidates for the Board. To the extent it is able to do so in a manner consistent with our bylaws and Governance Guidelines, the Board seeks to have at least two female members by the 2021 annual meeting of stockholders. The Nominating Committee will continue to review all measurable objectives for achieving diversity on the Board and recommend them to the Board for consideration. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or

Clearwater Paper Corporation 2020

to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 1100, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required under our Amended and Restated Bylaws, or bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2021” in this proxy statement.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

▪	the name, age, business address and residence address of the person;
▪	the principal occupation of the person;
▪	the number of shares of Clearwater Paper common stock owned by the person;
▪

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

▪	a description of all compensation and other relationships during the past three years between the stockholder and the person;
▪	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act, and
▪	the person’s written consent to serve as a director if elected.

The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Committees of the Board

Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

Traditionally, the Board has elected to appoint one of its independent members to serve as Chair. In that role, Alexander Toeldte, acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to

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management as well as presides over non-management executive sessions of Board meetings. Beginning on March 1, 2020, the Board appointed Mr. Toeldte to serve as the Independent Executive Chair on an interim basis to perform additional services to help facilitate the leadership change in our CEO position. Additionally, Mr. Toeldte will mentor and advise our new CEO, Arsen S. Kitch, and other senior management and assist with major stockholder engagement and management in their role in strategic planning when requested by the CEO. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.

In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person, as other companies in our industry do. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views, and concerns to management as well as preside over non-management executive sessions of Board meetings.

Board Role in Risk Oversight

One of the responsibilities of our Board is to provide oversight of our risk management practices to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors and manages risks and regularly reports to the Board or a committee of the Board as to the assessment and management of risks.

The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight. The Audit Committee’s responsibilities include reviewing and overseeing major financial risk exposures and the steps management has taken to monitor and control these exposures. Management, on a regular basis, provides the committee with its assessment and mitigation efforts in regard to particular risks facing the company that have been identified through the ERM process or other processes. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our Vice President, Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.

The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed, and the actions taken by the committee.

The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day

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knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Independent Executive Chair and independent Board committees.

Committee Membership

The following table shows the membership of each committee as of April 1, 2020:

Nominating
	Audit	Compensation	and Governance
Name	Committee	Committee	Committee
John J. Corkrean	X (Chair)
Kevin J. Hunt	X	X (Chair)
Arsen S. Kitch
William D. Larsson	X		X
Joe W. Laymon		X	X
Linda K. Massman
John P. O'Donnell		X	X
Alexander Toeldte (Independent Executive Chair of the Board)	X	X	X (Chair)
Meetings in Fiscal 2019	22	6	4

Audit Committee

Current Members:

John J. Corkrean* (Chair) (since May 2019 and Chair since September 2019)
William D. Larsson* (since December 2009 and Chair May 2017 – September 2019)
Kevin J. Hunt* (since September 2018)
Alexander Toeldte* (since January 2019)

* Audit Committee financial expert as defined by NYSE and SEC rules.
Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•Assists the Board in its oversight of our accounting, financial reporting and internal accounting control matters.

•Reviews the quarterly and audited annual financial statements (as more fully described in its charter.)

•Exercises sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors.

•Oversees the appointment, compensation and replacement of our Vice President, Internal Audit.

•Reviews our Related Person Transactions Policy and considers any related person transactions. See “Transactions with Related Persons” below.

•Pre-approves the independent registered public accounting firm’s audit fees and non-audit services and fees in accordance with criteria adopted by the committee.

Clearwater Paper Corporation 2020

Compensation Committee
Current Members: Kevin J. Hunt (Chair) (since January 2013 and Chair since May 2016) Joe W. Laymon (since May 2019) John P. O’Donnell (since April 2016) Alexander Toeldte (since May 2017)
Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•Oversees our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay.

•Annually reviews and approves executive compensation.

•Coordinates with our Board Chair the annual performance review of our Chief Executive Officer.

•Reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval.

•Exercises sole authority to select, compensate and terminate its own compensation consultants or other advisors.

Nominating and Governance Committee
Current Members: Alexander Toeldte (Chair) (since April 2016 and Chair since September 2018) William D. Larsson (since January 2019) Joe W. Laymon (since May 2019) John P. O’Donnell (since May 2018)
Each member has been determined by the Board to be independent within the meaning of the NYSE listing standards and our Director Independence Policy.
Description and Key Responsibilities:

•Identifies, evaluates, recruits and recommends to the Board nominees for election as directors.

•Develops and recommends to the Board corporate governance principles.

•Oversees the evaluation of the Board and assists in the evaluation of management.

•Director succession planning is also a focus of the Nominating Committee with striking a balance between board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history.

•Exercises sole authority to select, compensate and terminate its own consultants and advisors.

Compensation Committee Interlocks and Insider Participation

Kevin J. Hunt, Joe W. Laymon, John P. O’Donnell, and Alexander Toeldte served as members of our Compensation Committee during 2019. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2019.

Clearwater Paper Corporation 2020

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel and Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

We did not conduct any transactions with related persons in 2019 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Clearwater Paper Corporation 2020

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. The average tenure of our directors is 4.7 years.  At the Annual Meeting, our stockholders will be asked to elect two individuals to serve as directors until the 2023 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our eight directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2023 (Class III)

Joe W. Laymon

Mr. Laymon (age 67) has been a director since May 2019.  Mr. Laymon served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.  Mr. Laymon has served on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, since 2017 and serves as the chair of the compensation committee as well as is a member of the health, safety, security & environmental committee.  Our Nominating Committee believes Mr. Laymon’s leadership and executive compensation and human resources experience make him an asset to our Board.

John P. O’Donnell

Mr. O’Donnell (age 59) has been a director since April 2016.  Mr. O’Donnell has served as President and CEO of Neenah, Inc. (NYSE: NP), a global specialty materials company, since May 2011 and as a director since November 2010. He served as Neenah Inc.’s COO from June 2010 to May 2011 and as President, Fine Paper from 2007 to June 2010. Mr. O'Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the Consumer Products division where he served as President of the North American Retail Business from 2004 through 2007, and as President of the North American Commercial Tissue business from 2002 through 2004. Our Nominating Committee believes Mr. O’Donnell’s leadership, strategic planning and consumer product paper industry experience make him an asset to our Board.

Directors Continuing in Office until 2021 (Class I)

John J. Corkrean

Mr. Corkrean (age 54) has been a director since May 2019.  Mr. Corkrean currently serves as executive vice president and chief financial officer for H.B. Fuller Company (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles concluding from 2014-2016 as senior vice president, finance for the global energy service division. Our

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Nominating Committee believes Mr. Corkrean’s financial and public company expertise and leadership background make him an asset to our Board.

Arsen S. Kitch

Mr. Kitch (age 38) has been a director since April 1, 2020.  He has served as the company’s President and CEO since April 1, 2020.  He served as the company’s Senior Vice President, General Manager, Consumer Products Division from May 2018 to April 2020 and served as Vice President, General Manager, Consumer Products Division from January 2018 to May 2018. He served as the company’s Vice President, Finance and Vice President Financial Planning and Analysis from January 2015 through December 2017, and served as Senior Director, Strategy and Planning from August 2013 through December 2014. Mr. Kitch was with Nestlé, a food manufacturer, from 2011 to 2013 including as a Finance Director in his final position. Our Nominating Committee believes Mr. Kitch’s extensive financial background and experience with our company make him an asset to our Board.

Linda K. Massman

Ms. Massman (age 53) has been a director since January 2013. Ms. Massman has served as President and CEO of Clearwater Paper from January 1, 2013 to April 1, 2020 and served as President and COO from November 2011 to December 2012. Ms. Massman served as CFO and Senior Vice President, Finance from May 2011 to November 2011, and as CFO and Vice President, Finance from December 2008 to May 2011. From September 2008 to December 2008, Ms. Massman served as Vice President of Potlatch Corporation pending completion of the spin-off of Clearwater Paper Corporation. From May 2002 to August 2008, Ms. Massman was Group Vice President, Finance and Corporate Planning, for SuperValu Inc., a grocery retail company. Ms. Massman has served as a director of TreeHouse Foods, Inc. (NYSE:THS) since 2016 including as a member of its Audit Committee and as Audit Chair since 2019.  She served as a member of their Nominating and Governance Committee from 2016 to 2018. Ms. Massman also served as a Director for Black Hills Corporation (NYSE: BKH), an energy company, from 2015 to 2018 and was a member of its Compensation Committee. In 2017, Ms. Massman served as board chair for the American Forest & Paper Association, the national trade association of the forest products industry. Our Nominating Committee believes Ms. Massman’s extensive experience with our company and financial background make her an asset to our Board.

Alexander Toeldte

Mr. Toeldte (age 60) has been a director since April 2016.   Mr. Toeldte has served as the Chairman of Jitasa, Inc., a privately held provider of accounting and financial management services for non-profit organizations, since 2014 and is a member of its Compensation Committee. He served as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial consumable products and services from 2016 until the company’s sale in 2018 and was a member of its Compensation Committee and Governance Committee. He served as an operating director at Paine & Partners, LLC, a private equity firm from 2015 to 2016. Mr. Toeldte served as President, CEO and a director of Boise Inc., a paper manufacturer, from February 2008 to 2013 and at Boise Cascade and as its Executive Vice President, paper, packaging and newsprint segments from October 2005 to 2008.  Mr. Toeldte’s previous experience includes serving as Executive Vice President of Fonterra Co-operative Group from 2001 to 2003, a New Zealand based global dairy company, and CEO of Fonterra Enterprises.  Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group from 1999 to 2001, a New Zealand based group with holdings in paper, forestry, building materials, and energy, including as CEO of Fletcher Challenge Building from 2000 to 2001 and Fletcher Challenge Paper from 1999 to 2000, as well as Group CFO in 1999.  He also served as Chair of the board of Fletcher Challenge Canada. Mr. Toeldte served as a partner at McKinsey &

Clearwater Paper Corporation 2020

Company from 1986 to 1999 in Toronto, Brussels, Montreal, and Stockholm, and as Chairman of the American Forest & Paper Association in 2012. Our Nominating Committee believes Mr. Toeldte’s experience in the consumer products and paper industries, financial expertise, and leadership experience make him an asset to our Board.

Directors Continuing in Office until 2022 (Class II)

Kevin J. Hunt

Mr. Hunt (age 68) has been a director since January 2013. From January 2013 to January 2014 he served as a consultant to ConAgra Foods, Inc., which acquired Ralcorp Holdings Inc. in January 2013. Mr. Hunt served as President, CEO and a Director of Ralcorp Holdings Inc., a producer of private-brand foods and food service products from January 2012 to January 2013. He served as Co-CEO and President of Ralcorp from 2003 until 2012 and as a director from 2004 until the company’s acquisition. Prior to that period, Mr. Hunt was Corporate Vice President and President of Bremner Food Group. Mr. Hunt served as an advisory director of Berkshire Partners LLC, a private equity firm, from 2013 to 2015. He served as a director of Vi Jon, a manufacturer of private label personal care products owned by Berkshire Partners, from 2012 to 2017. Mr. Hunt has served as a director of Energizer Holdings, Inc. (NYSE: ENR), a manufacturer of primary batteries and portable lighting products, since its spin-off from Edgewell Personal Care Company (NYSE: EPC) in July 2015. He is a member of Energizer’s Human Capital Committee and also serves as Chairman of its Finance and Oversight Committee. Since August 2018, he has served as a senior advisor for C.H. Guenther and Son, Inc., a leading producer of branded and private-label food products. Our Nominating Committee believes his experience with private label consumer product companies, financial expertise, strategic planning and both management and board experience make him an asset to our Board.

William D. Larsson

Mr. Larsson (age 74) has been a director since December 2008. Mr. Larsson served as Senior Vice President and CFO of Precision Castparts Corp., an industrial manufacturing company, from August 2000 until his retirement in December 2008. Mr. Larsson serves as a director and chair of the Nominating and Corporate Governance Committee and is a member of the Audit Committee of Schnitzer Steel Industries, Inc. (NASDAQ: SCHN), a manufacturer of recycled metal products. Mr. Larsson served as lead director of Schnitzer Steel from 2008 to 2014. Our Nominating Committee believes his experience as a founding director, as a financial expert, and experience as a lead independent director of another public company make him an asset to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

Clearwater Paper Corporation 2020

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows the number of shares of common stock beneficially owned, by each owner of more than 5% of common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. Except for our 5% holders, the table shows beneficial ownership as of March 9, 2020. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 16,569,442 shares of common stock outstanding as of March 9, 2020. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power and also any shares that the person or entity has the right to acquire within 60 days of March 9, 2020. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)
Stockholders Owning More Than 5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,732,754	(2)	16.47%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, TX 78746	1,358,900	(3)	8.19%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,062,614	(4)	6.41%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	923,394	(5)	5.57%
Schonfeld Strategic Advisors LLC 460 Park Avenue New York, NY 10022	835,014	(6)	5.03%
Directors and Named Executive Officers
John J. Corkrean	-		*	5,224	(7)
Kevin J. Hunt	-		*	18,531	(7)
William D. Larsson	1,000		*	61,839	(7)
Joe W. Laymon	-		*	5,224	(7)
Linda K. Massman	487,064	(8)	2.88%
John P. O'Donnell	-		*	12,980	(7)
Alexander Toeldte	-		*	12,980	(7)
Michael S. Gadd	91,514	(9)	*
John D. Hertz	32,871	(10)	*
Robert G. Hrivnak	1,452	(11)
Arsen S. Kitch	22,787	(12)	*
Kari G. Moyes	32,432	(13)	*
Directors and Executive Officers as a Group
(12 persons)	637,413		3.75%	116,782	(7)
*	Less than 1%

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(1)

Represents vested common stock units as of March 9, 2020, as well as those that will vest within 60 days of March 9, 2020. These stock units are not actual shares of common stock and have no voting power. In the case of our directors, these stock units are credited, along with any accrued dividend equivalents, on a one-for-one basis with common stock pursuant to our Deferred Compensation Plan for Directors (see “Compensation of Directors”). The annual deferred awards to non-employee directors are converted to cash and paid upon separation from service as a director.

(2)

Based on the stockholders’ Schedule 13G/A filed on February 4, 2020 with the SEC, the stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 2,660,285 of these shares of common stock as of December 31, 2019. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2019, by the following subsidiaries of Blackrock, Inc.: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or more of the total shares owned by BlackRock, Inc.  More than 5% of the shares are held in the interest of iShares Core S&P Small-Cap ETF.

(3)

Based on the stockholders’ Schedule 13G/A filed on February 12, 2020 with the SEC, the stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares, and sole voting power over 1,299,588 of these shares of common stock as of December 31, 2019 (subject to the provisions of Note 1 of such 13G/A), however, Dimensional Fund Advisors LP expressly disclaims beneficial owner of such securities.

(4)

Based on the stockholders’ Schedule 13G/A filed on February 12, 2020 with the SEC, the stockholder (The Vanguard Group – 23-1945930) serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,041,352 of these shares, shared dispositive power over 7,890 of these shares, sole voting power over 15,182 of these shares and shared voting power over 7,890 of these shares of common stock as of December 31, 2019. The Schedule indicates that all these shares are held by various individuals and institutional investors including Vanguard Fiduciary Trust Company, which owns 13,372 shares and Vanguard Investments Australia, Ltd, which owns 9,700 shares of common stock as of December 31, 2019.

(5)

Based on the stockholders’ Schedule 13G/A filed on February 14, 2020 with the SEC, the stockholder serves as an investment advisor and an investment company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 361,929 of these shares of common stock as of December 31, 2019. The schedule indicates that these shares are held as of December 31, 2019, by various individual and institutional clients. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)

Based on the stockholders’ Schedule 13G filed on February 14, 2020 with the SEC, the stockholder serves as an investment advisor and an investment company registered under the Investment Advisors Act of 485,014 shares of common stock and 350,000 of options to purchase shares with sole voting power over 832,297 of the total shares, shared voting power over 2,717 of the shares and sole dispositive power over 832,297 of  the shares and shared dispositive power over our common stock as of December 31, 2019. The schedule indicates that these shares are held as of December 31, 2019, by Schonfeld Strategic Advisors LLC and third-party sub-advisers as separately managed accounts (the “Schonfeld SMAs”). For the purpose of the reporting requirements of the Securities Exchange Act of 1934, each Schonfeld SMA is deemed to be the beneficial owners of such securities; however, they expressly disclaim that they are, in fact, the beneficial owners of such securities.

(7)	Includes 5,224 common stock units that will vest within 60 days of March 9, 2020.
(8)	Includes (i) 266,880 shares of common stock exercisable under vested stock options and (ii) 33,663 shares of common stock that are in Ms. Massman’s deferred account.
(9)	Includes (i) 53 shares of common stock held in Mr. Gadd’s individual account under our 401(k) employee savings plan, and (ii) 39,293 shares of common stock exercisable under vested stock options.

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(10)	John Hertz was no longer CFO as of March 21, 2019. Based on the most recent information available to the company.
(11)	Robert G. Hrivnak became the company’s senior vice president, finance and chief financial officer on April 8, 2019. Includes 1,452 shares that will vest within 60 days of March 9, 2020.

(12)   Includes 17,439 shares of common stock exercisable under vested stock options.

(13)   Includes 26,561 shares of common stock exercisable under vested stock options.

Clearwater Paper Corporation 2020

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2019 Annual Report on Form 10-K.

The Compensation Committee Members:

Kevin J. Hunt, Chair Joe W. Laymon John P. O’Donnell Alexander Toeldte

Clearwater Paper Corporation 2020

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following portion of our proxy statement discusses and analyzes the 2019 compensation programs and decisions applicable to the following executive officers of the company, which we sometimes refer to as the “named executive officers” or “NEOs”:

Named Executive Officer	Title
Linda K. Massman*	President and Chief Executive Officer
Robert G. Hrivnak**	Senior Vice President, Finance and Chief Financial Officer
John D. Hertz**	Former Senior Vice President, Finance and Chief Financial Officer
Arsen S. Kitch*	Senior Vice President, General Manager, Consumer Products Division
Michael S. Gadd	Senior Vice President, General Counsel and Corporate Secretary
Kari G. Moyes	Senior Vice President, Human Resources

* Mr. Kitch was elected President and Chief Executive Officer and Ms. Massman resigned those offices and ceased being an employee, both effective as of April 1, 2020.

** Mr. Hertz departed the company effective March 21, 2019, and Mr. Hrivnak joined the company in April 2019.

Clearwater Paper Corporation 2020

2019 Say on Pay Vote

In 2019, our proposal to approve our executive compensation program received majority support from our stockholders with approximately 84.69% voting in favor.

We are pleased with this strong improvement in vote outcome from 2018, in which our program received majority support by a narrow margin.

Our 2018 vote outcome led the company to conduct a robust stockholder outreach process (representing over 50% of our shares outstanding) as well as ISS and Glass Lewis. In response to stockholder and proxy advisor feedback, we made several meaningful changes to our program for 2019. We have outlined below the key areas of feedback we heard and the corresponding actions we took (initially outlined in our 2018 proxy statement in advance of the changes for 2019.)

Below are the changes we implemented in 2019 and we remain committed to listen to our stockholders and implement changes that are designed to deliver real pay based on performance.

KEY AREAS OF FEEDBACK	CHANGES IN RESPONSE
•Percentage of Equity Mix Tied to Explicit Performance Objectives

Increased the weighting of PSUs in our equity mix to 70% from 40%:

We increased the weighting of performance shares (“PSUs”) for our 2019 grant to 70% PSUs and 30% RSUs (from 40% PSUs, 30% RSUs, and 30% Stock Options) for named executive officers and other senior management.

The committee eliminated stock options from our go-forward program to recognize that, while some stockholders consider stock options to be inherently performance-based, others voiced a preference for additional equity awards with explicit performance requirements beyond stock price appreciation.

The increase to 70% performance shares addresses the universal stockholder preference for performance-based awards as well as the views of many regarding options.

•Goal Rigor within the Annual and Long-term Incentive Plans and Related Disclosure

AIP Targets:
For 2019, we set our adjusted EBITDA target goal based on forecasted financial performance, which included the year-over-year change in periodically scheduled major maintenance charges of which there were none in 2018.

Increased the target performance goal in our relative TSR modifier:

For 2019, we increased the performance requirement to have PSUs modified above target to the 55th percentile (from the 50th percentile) in order to strive for and encourage above-median performance.

Enhanced our performance-based goal disclosure and reviewed our performance-based goal setting approach:

We have provided more information to highlight the rigor in our performance targets, including disclosure of the full range of performance targets (from threshold to maximum).

Clearwater Paper Corporation 2020

KEY AREAS OF FEEDBACK	CHANGES IN RESPONSE
•Appropriateness of our Pay and Relative TSR Peer Groups

Reset our compensation peer group:

Our independent compensation consultants reevaluated the composition of our executive pay peer group in light of our change in market capitalization. As a result, the committee modified our peer group to encompass smaller companies with which we are more closely aligned by revenue and market cap.

We believe the updated group will further ensure that pay remains appropriate with our competitive market going forward. We also note that the updated peer group carries a higher degree of overlap with the peer groups used by proxy advisors.

Reset our Relative TSR peer group:

Similar to the update to compensation peer group, the committee updated the company’s relative TSR comparator group to better reflect the company’s current size.

Specifically, the 2019 long-term incentive program will measure TSR relative to the S&P SmallCap 600 Index (from the S&P MidCap 400 in 2018). We continue to look to an index given the limited number of pure-play competitors of comparable scale for robust performance comparison.

•CEO Pay in Connection With Recent Company Performance

We provided no increase to CEO compensation:

In light of year-over-year performance, the Compensation Committee set our CEO’s 2019 target level of pay below the level for 2018 and her reported pay for 2019 was lower than her reported pay for 2018. Our CEO’s 2019 and 2018 base pay remained the same as 2017.

Our CEO’s salary and target bonus opportunity remained at the same level with no increases in 2019.

Lowered the 2019 CEO equity grant value:

We reduced the CEO’s 2019 equity grant value by 10% from 2018 levels with consideration to recent company performance, as well as our updated peer group.

We also note that CEO realized pay has meaningfully declined in large part the result of our recent share price performance – see page 29 for further discussion.

Clearwater Paper Corporation 2020

2019 Executive Summary

Our CEO compensation for 2019 is heavily performance based.  Performance and CEO compensation highlights for 2019 are as follows:

     *Return on Invested Capital (“ROIC”)

Our 2019 AIP adjusted EBITDA target was effectively above our 2018 actual adjusted EBITDA performance due to the financial impact from planned major maintenance charges that were scheduled for, and occurred, in 2019. In 2018 there was no major maintenance. In addition, our 2019 TSR was down. Our CEO’s AIP payment was below target for 2019, her options are “underwater”, and her 2017-2019 performance shares did not result in 2019 payouts.

Clearwater Paper Corporation 2020

Our CEO’s target compensation did not change from 2017 to 2018 and was reduced in 2019 (see table below).

*Salary. We set annual base pay at $925,000 in the beginning of 2017, which did not go into effect until March of 2017, and did not raise it in 2018, or in 2019.

**LTIP reflects the value reported in the Summary Compensation Table for our CEO, consisting of performance shares, RSUs, and stock options for 2017 and 2018, and of performance shares and RSUs for 2019.

Effective as of April 1, 2020, Arsen Kitch, previously SVP and GM, consumer products division, was elected President and Chief Executive Officer and Ms. Massman resigned those offices and ceased being an employee. Mr. Kitch, as President and CEO, has a base salary of $750,000, an annual incentive target bonus of 100% of base salary, and an annual LTIP grant target value of approximately $1.5 million.  Mr. Kitch also received an RSU grant with an approximate value of $1.0 million upon his election to President and CEO.

2017-2019 Compensation Outcomes

Strong Links between Pay and Performance, and Payout History

Our named executive officers’ performance-based variable compensation represents the majority of their total compensation.  This variable compensation, for the past three years, saw a direct and significant reduction, specifically:

•	3 out of 3 performance share awards resulted in zero payout;
•	2 out of 3 annual incentive payments were below target; and
•	all stock option awards had an “underwater” exercise price at the end of the year.

Clearwater Paper Corporation 2020

2017 –2019 CEO Target Pay vs. Realized Pay

During the 2017-2019 period, when our TSR was -66.1%, our CEO’s realized pay was 53% lower than average target pay, demonstrating the strong link between pay outcomes and company stock price performance.  Specifically, our CEO’s realized pay was directly and significantly reduced by:

•	zero performance share pay outcomes; and
•	the two outstanding option grants remained “underwater” at year end.

2019 Executive Compensation Program

Compensation Philosophy

Our compensation philosophy remains consistent and straightforward—pay our executives competitive and fair compensation that is linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders.

Our Compensation Committee works with its independent compensation consultant, Semler Brossy and management, and uses its judgement, in the design of and selection of performance metrics used in our executive compensation program.  The committee strives to identify the financial and operational levers that will help us achieve our overall business strategy and direction as well as align with stockholders’ interests.  We have consistently included distinct financial metrics in both our cash-based compensation programs and in our equity-based compensation programs to link our compensation to company performance.

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Compensation Element Summary Table
2019 Element of Pay	Overview	Key Benchmarks/ Performance Metrics

Annual Salary	Fixed Cash compensation meant to attract and retain executives by balancing at-risk compensation	•The Compensation Committee targets base salaries with reference to our compensation peer group as well as level of experience, job performance, and long-term potential and tenure

Annual Incentive Plan (AIP)	Links executive compensation to annual financial, operational, and strategic performance by awarding cash bonuses for achieving pre-defined targets

•For executives with enterprise-wide responsibility:

-75% Company adjusted EBITDA

-25% Company-wide Strategic Metrics

•For executives in charge of a business unit:

-40% Company adjusted EBITDA

-30% Company-wide Strategic Metrics

-30% Division adjusted EBITDA

Long-Term Incentive Plan (LTIP) Performance Shares (70% of LTIP)	Intended to reward employees when the company performs in-line with long-term strategic direction and achieves total stockholder returns that exceed those of our applicable comparator index

•‘Cliff” vest at end of three-year performance period, subject to performance and continued employment

-70% Free Cash Flow (“FCF”)

-30% ROIC

Weighting of performance shares in the overall mix to 70% (from 40% in 2018)

•Payout modifier is applied based on relative TSR compared to the S&P SmallCap 600 Index

-target performance level of the rTSR modifier 55th percentile from median

--25% payout modification for performance at or below the 25th percentile

-No payout modification for performance at 55th percentile

-+25% modification for performance at or above the 75th percentile

-Linear interpolation between percentile markers (i.e., performance at the 65th percentile results in a +12.5% payout modification)

Restricted Stock Units (30% of LTIP)	Intended to recruit and retain key employees while aligning interests of executives with long-term best interests of our stockholders	Vest ratably over a three-year period, subject to continued employment

Clearwater Paper Corporation 2020

Executive Compensation Practices

What We Do:

✓	Commit to oversight, evaluation and continuous improvement of our executive pay design and administration.
✓	Target executive compensation mix to favor performance-based compensation.
✓	Set executive compensation targets on a case-by-case basis using competitive market data with a range of opportunities above and below target to reflect actual performance.
✓

Measure executive compensation levels against other similarly sized companies, with a heavy focus to companies within our industry as well as companies in adjacent industries and the broader market generally.

✓	Utilize key measures tied to operational, financial and share performance.
✓	Require stock ownership by executives to further align our executives’ and stockholders’ interests.
✓	Prohibit short selling, purchasing on margin, pledging of company stock or other company securities, and buying or selling puts or calls in company stock or other company securities.
✓	Provide for clawbacks in stock incentive and annual incentive plans.

What We Don’t Do:

X	Provide perks to executive officers.
X	Provide for excise tax gross ups in executive compensation plans.
X	Provide for outstanding equity awards to payout after a change of control absent a termination of employment – PSUs, RSUs and option awards require a “double trigger”.

2019 Executive Compensation Peer Group
Our independent compensation consultant, Semler Brossy annually reviews our compensation peer group based on objective criteria with the goal of ensuring that it is reflective of the size of our company and the competitive environment in which we operate. Understanding that our market capitalization has substantially changed, and in recognition that company size is often highly correlated with executive pay, our Compensation Committee made substantial changes to our peer group in 2018 that carried forward to 2019 with input from Semler Brossy.

In 2018, we removed two companies (Sonoco Products Co. and Packaging Corp. of America) and added six new companies (Resolute Forest Products Inc., Verso Corp., Multi-Color Corp., Ferro Corp., Mercer International, Inc., and Intertape Polymer Group, Inc.) increasing our overall peer group size to 18 companies. The companies removed were no longer reflective of our size, while another was subject to merger and acquisition activities, as noted below. New companies were selected with consideration to comparability in company size and industry (paper products and paper packaging and adjacent industries, including metal, glass, and containers, and specialty chemicals). The changes have placed us near the median in terms of revenue and closer to more companies in market value.

The committee will continue to monitor pay for our executive officers with an emphasis on company performance and appropriate competitive benchmarks, including our updated peer group.

Clearwater Paper Corporation 2020

Company Name	GICS Sub-Industry	Revenue (In millions)(1)	Market Capitalization (In millions)(2)
Graphic Packaging Holding Company	Paper Packaging	$6,143	$4,833
Domtar Corporation	Paper Products	$5,366	$2,190
Greif, Inc.	Metal and Glass Containers	$4,595	$2,300
Silgan Holdings Inc.	Metal and Glass Containers	$4,512	$3,443
Bemis Company, Inc.*	Paper Packaging	$4,064	n/a
Resolute Forest Products Inc.	Paper Products	$3,187	$375
AptarGroup, Inc.	Metal and Glass Containers	$2,873	$7,391
Verso Corporation	Paper Products	$2,552	$626
Multi-Color Corporation*	Commercial Printing	$1,726	n/a
Mercer International Inc.	Paper Products	$1,705	$807
Ferro Corporation	Specialty Chemicals	$1,543	$1,216
Innospec Inc.	Specialty Chemicals	$1,518	$2,534
Intertape Polymer Group Inc.	Metal and Glass Containers	$1,155	$979
Schweitzer-Mauduit International, Inc.	Paper Products	$1,033	$1,297
Neenah, Inc.	Paper Products	$966	$1,184
P. H. Glatfelter Company	Paper Products	$926	$808
OMNOVA Solutions Inc.	Specialty Chemicals	$758	$453
Myers Industries, Inc.	Metal and Glass Containers	$537	$592
25th Percentile		$1,063	$601
Median		$1,716	$1,081
75th Percentile		$3,845	$2,273
Clearwater Paper Corporation	Paper Products	$1,755	$353
Percentile Rank		53rd percentile	0 percentile

(1)Represents revenues for the most recent four quarters as reported by each company as of December 31, 2019.

(2)Share price as of December 31, 2019, using the most recently disclosed shares outstanding.

*	Company has been acquired.

2019 NEO Incentive-Based Compensation Consistent with our performance-based compensation philosophy, our CEO’s 2019 target compensation was weighted 77% in the form of incentive-based compensation, and the average of our other named executive officers’ 2019 total compensation was similarly weighted 62%. The components of this incentive-based target compensation are shown in the following charts:

Clearwater Paper Corporation 2020

2019 Annual Incentives

2019 AIP Design

Focus on Performance and Responsibilities. Because our executive officers are responsible for our overall financial and operational performance, 100% of their annual cash bonus was based on company and division performance for 2019. The Compensation Committee established the targets for these performance measures taking into consideration the nature of our capital equipment intensive business whereby our assets undergo periodically scheduled major maintenance and reorganization from time to time.

AIP Performance Measures.  For 2019, the company performance measures for executives with enterprise-wide responsibility were:

▪	75% of Target - Based on Company Adjusted EBITDA $ Performance
▪	25% of Target - Based on Company-wide Strategic Metrics Performance

For executives in charge of a business unit, performance measures were:

▪	40% of Target - Based on Company Adjusted EBITDA $ Performance
▪	30% of Target - Based on Company-wide Strategic Metric Performance
▪	30% of Target - Based on Division Adjusted EBITDA $ Performance

We used adjusted EBITDA to measure financial performance to focus participants on generating income and cash flow by both increasing revenues and controlling costs. We used company-wide strategic metrics to focus participants on achieving and delivering on strategic goals. The performance scales for the adjusted EBITDA components for 2019 annual cash bonuses and the corresponding performance modifiers as a percentage of target were as follows:

Company and Division Adjusted EBITDA $ Performance Level	Performance Modifier (Percentage of Target Bonus)
At or Below Threshold	0% x Target Bonus
Target	100% x Target Bonus
Maximum	200% x Target Bonus

The performance modifiers increase or decrease depending on the payout ratio determined by the committee for performance between threshold and target levels and between target and maximum levels. There would have been no funding of the annual bonus plan if adjusted EBITDA performance was below the threshold level and therefore no annual award payment to participants. The most that could be paid out to participants in the annual incentive plan, is 200% of target based on performance. This metric can be reduced but cannot be increased.

As determined by the Compensation Committee, 2019 company adjusted EBITDA goals were as follows:

	Company Adj. EBITDA $	Company Adj. EBITDA $
	(with periodically scheduled major maintenance)	(without periodically scheduled major maintenance)
2019 Threshold	$129.5 Million	$153.5 Million
2019 Target	$161.9 Million	$185.9 Million
2019 Maximum	$194.3 Million	$218.3 Million

For 2019, the Compensation Committee established a company adjusted EBITDA target of $161.9 million. Although this target is below actual 2018 adjusted EBITDA performance of $176.6 million, the Committee selected this target of $161.9 million by taking into consideration the planned $24 million in major maintenance charges to be incurred in 2019. During 2018, the company had no major maintenance

Clearwater Paper Corporation 2020

charges. When excluding the $24 million in scheduled 2019 major maintenance charges, our adjusted company EDITDA target of $185.9 million exceeds our actual 2018 company adjusted EBITDA performance of $176.6 million.

For purposes of establishing 2019 company Target EBITDA, and the calculation of year-end results, the Compensation Committee adjusted for expenses expected to be incurred by the company in connection with adjusting directors’ phantom equity compensation for purposes of mark-to-market accounting requirements, and non-operating pension and OPEB costs. Our Compensation Committee has the discretion to reduce, but not increase bonuses calculated under our annual incentive plan for executive officers.

2019 AIP Payout

AIP Performance 2019

Company Adjusted EBITDA. During 2019, we achieved company adjusted EBITDA of $167.3 million, which includes actual 2019 maintenance costs of $23.5 million. The Compensation Committee elected to cap the payout at 100% for executives based on the company’s 2019 financial performance relative to performance during prior years, recognizing that the company’s actual adjusted EBITDA performance could have resulted in an above target payout.

Excluding the actual 2019 major maintenance costs results in an actual company adjusted EBITDA performance of $190.8 million. The 2019 adjusted EBITDA for the company is presented in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, under the heading Non-GAAP Financial Measures, in our Annual Report on Form 10-K, filed on March 9, 2020.

Division Adjusted EBITDA. As determined by the committee, division adjusted EBITDA is as follows:

	CPD	PPD
	Adj. EBITDA $	Adj. EBITDA $
2019 Threshold	$40.7 Million	$128.6 Million
2019 Target	$50.9 Million	$160.7 Million
2019 Actual	$63.1 Million	$154.7 Million
2019 Maximum	$61.1 Million	$192.9 Million
Approved Percentage of Target	200%	81%

Strategic Metrics (25% of target for executives with enterprise-wide responsibility, and 30% of target for executives in charge of a business unit).

The committee selected four components for the Strategic Metrics portion of the AIP performance metric for named executive officers and other senior managers:

•	Startup of Shelby 2 paper machine and converting expansion project;
•	Execution against consumer products division operating model;
•	Lewiston pulp optimization project performance; and
•	Improved pulp and paperboard division product mix and margin.

As determined by the committee, the results in 2019 of the approved percentage of target for the strategic components of our AIP was 92%.

AIP Payout 2019. Our CEO, Ms. Massman, received a payout of 98% of target under our annual incentive plan which was the same target payout percentage received by our other named executive officers with enterprise-wide responsibility.

Clearwater Paper Corporation 2020

2019 Long-Term Incentives

2019 LTIP Design

Focus on Performance, Retention and Recruitment. In 2019, we continued to link long-term incentives directly to our strategic initiatives and related financial performance with the inclusion of FCF and ROIC performance. We focused on stockholder return by awarding performance shares and awarded RSUs to focus on stock price growth as well as for talent retention purposes. Weighting 70% of long-term-awards to performance shares aligns equity incentives with company performance and, ultimately, with stockholder value creation. Our named executive officers received their 2019 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award
LTIP Participant	RSUs	Performance Shares
Executive Officers	30%	70%

Performance Measures.  For 2019, we used two metrics for performance shares granted for the 2019-2021 period to named executive officers and relative TSR as a modifier:

▪	70% - Performance Share Award Based on Free Cash Flow Performance (1)(3)
▪	30% - Performance Share Award Based on ROIC Performance (2)(3)
▪	Performance Modified on relative TSR (-25% / 0% / +25%) (3)

(1)

Cumulatively calculated as a GAAP operating cashflow less certain maintenance capital per year over the three-year performance period. Additional detail regarding the Free Cash Flow performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(2)

Measured over the three-year period to focus on the delivery of financial results from our strategic initiatives and related capital expenditures. The final ROIC calculation will be the average of three one-year ROIC results for each year of the performance period. Additional detail regarding the ROIC performance metric will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The target-level goals can be characterized as strong performance, meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that target performance may be achieved, while the threshold goals are more likely to be achieved and the maximum goals represent more aggressive levels of performance.

(3)

A twenty-five percent performance modifier shall be applied to the combined performance measures for relative total stockholder return, using as the selected comparison group the S&P SmallCap 600 to focus on delivery of value to our stockholders.

For the three-year performance period beginning January 1, 2019 and ending December 31, 2021, the relative TSR performance scale to apply the TSR modifier to the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank Versus S&P SmallCap 600® Index	Award Payout Modifier
Threshold	25th percentile	-25%
Target	55th percentile	0%
Maximum	75th percentile	+25%

For the performance that is intermediate, the percentage of annual payout modifier shall be determined by interpolation. For additional Long-Term Incentive Plan details see “Other Compensation Related Matters”, pages 36-40.

Clearwater Paper Corporation 2020

2017-2019 LTIP Performance Share Payout

For performance share awards granted to NEOs in 2017 (for the 2017-2019 performance period), we used two metrics with 60% of the performance share award based on ROIC performance, and the other 40% of the performance share award based on relative TSR. For the ROIC component, the threshold for the 3-year performance period was 6.2% while the actual ROIC performance fell short of that threshold. For the TSR component, we had a -66.1% TSR compared to a 29.7% median TSR for the S&P MidCap 400 Index (excluding those companies classified as members of the GICS Financials Sector). This placed us for TSR in the 6.6% percentile for performance compared to the index group during this period. This performance of both ROIC and TSR resulted in no payout for the performance shares for this performance period.

The following graph shows the performance share payout for the past three years.

Performance Share Payout for Past Three Years

Other Compensation Related Matters

Compensation Committee Process

Compensation Oversight. The Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs. The committee’s responsibilities include determining and approving annual performance measurements for our executive officers’ incentive pay and reviewing, determining and approving their compensation packages. As a part of the annual compensation decision process, the Compensation Committee considers overall company and individual performance as well as performance against specific pre-established financial goals, achievement of strategic initiatives, performance relative to financial markets, and a risk/control and compliance assessment.

Management Input. As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources, or SVP-HR, provide information and make recommendations

Clearwater Paper Corporation 2020

to the Compensation Committee. Our CEO and SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee performance evaluations of the executives who report to her; and recommendations regarding (i) changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding her own; (ii) compensation packages for executives being hired or promoted; and (iii) proposed company performance targets.

Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.

Compensation Consultant. The Compensation Committee has engaged Semler Brossy Consulting Group, LLC, or Semler Brossy, to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation related services for the company.

The Compensation Committee’s independent consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation, as well as the form of award used to accomplish the objective of each component. The committee is also advised, on an annual basis, as to target performance measures and other executive compensation matters by its compensation consultant.

Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.

Establishing Compensation. At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:

•	approves any base salary increases;
•	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
•	approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;
•	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
•	establishes the performance measures for any performance-based equity awards under our long-term incentive program;
•

approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and

•	approves the grant of performance shares and any other equity awards, such as options or restricted stock units that vest based on continued employment, under our long-term incentive program.

Competitive Market Assessments. The committee conducts an annual review of each of our executive officers’ compensation and, in connection with these assessments, analyzes competitive data provided by its compensation consultant. In the fourth quarter of 2020, Semler Brossy performed such an assessment for the committee. Consistent with their approach in prior years, Semler Brossy’s 2020 market

Clearwater Paper Corporation 2020

assessments compared the compensation of our named executive officers with that of companies in the forest products industry as well as manufacturing companies of similar size in terms of revenue and market capitalization. They also utilized market data from relevant published survey sources, including surveys from Mercer, Aon Hewitt and Willis Towers Watson for market data on paper and allied products companies, manufacturing companies, and/or general industry companies of similar size. In its competitive assessments, Semler Brossy gathered competitive compensation data that was adjusted, where feasible and appropriate, to the revenues of the company. See “2019 Executive Compensation Peer Group” pages 31-32. The competitive assessments were based on executive positions that are comparable to those of our executive officers.  As part of the review and modification of our executive compensation program for 2020, Semler Brossy provided the Compensation Committee with analyses of our annual incentive plan and long-term incentive plan.

Individual Performance.  The committee adjusts compensation on a case-by-case basis taking into account competitive market data, job performance, long-term potential, experience, potential recruitment needs and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary based on these factors. However, individual performance is not relevant in determining performance under annual or long-term incentives.

Other Compensation Matters

Officer Stock Ownership Guidelines. In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

Title	Value of Clearwater Paper Equity Holdings

Chief Executive Officer	5x Base Salary
Division President	2x Base Salary
Senior Vice President	2x Base Salary

Each executive must acquire, within five years of his or her becoming an executive officer, at least the equity value shown above. Each of our named executive officers has met or is on track to meet, his or her current equity ownership requirements. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of all our named executive officers as of March 9, 2020, is presented on pages 20-22. See “Security Ownership of Certain Beneficial Owners and Management.” If an executive does not meet his or her ownership requirement or the ownership requirement is not maintained after it is initially met incentive awards to be made under our annual incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

Limitations on Securities Trading. Pursuant to our Insider Trading Policy, directors, officers and other employees are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin, and engaging in transactions in puts, calls or other derivatives trading on an exchange in regard to company securities.

Annual Incentive and Long-term Incentive Clawbacks.  The company has the right to cancel or adjust the amount of any annual incentive or any equity award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct and, in the judgment of the committee, the financial statements as restated would have resulted in a smaller or no award if such information had been known at the time the award had originally been calculated or

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determined. In addition, in the event of such a restatement, we may require an employee who received an award to repay the amount by which the award as originally calculated or determined exceeds the award as adjusted, although we may be unable to compel the repayment of an annual incentive award made to an ex-employee for years prior to 2014.

Executive Severance and Change of Control Plans. The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or another triggering event may never occur. Our objectives in having the Executive Severance Plan and Change of Control Plan are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe these plans provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control plans work to ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers but are also provided to certain other management employees. Severance and change of control benefits are discussed in detail on pages 49-54. See “Potential Payments Upon Termination or a Change of Control.”

The Role of Stockholder Advisory Vote. At our annual meeting in 2019, our stockholders will again be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Salaried Retirement Benefits. The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. This plan is discussed in detail on pages 45-47. See “Post Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010 and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we are providing enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.

401(k) Plan. Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2019 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above. Additionally, in 2019 we made enhanced contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation.  These contributions are 100% vested.

Supplemental Benefit Plan. Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on

Clearwater Paper Corporation 2020

the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. These plans are discussed in detail on page 47. See “Summary of Supplemental Plan Benefits.”

To appropriately align with the change to the Retirement Plan and the introduction of the enhanced 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced 401(k) contributions that would exceed the IRS compensation and benefit limits.

Personal Benefits. We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of certain relocation expenses made pursuant to a company program. Salaried employees, including named executive officers, who participate in our relocation program receive a restoration payout on certain of the relocation benefits provided.

Clearwater Paper Corporation 2020

EXECUTIVE COMPENSATION TABLES

2019 Compensation

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Linda K. Massman (5)	2019	$925,000		$1,814,309	$0	$906,500	$92,252	$112,004	$3,850,065
President and Chief	2018	$925,000		$1,642,557	$818,233	$529,600	$0	$130,515	$4,045,905
Executive Officer	2017	$915,385		$1,453,798	$849,779	$770,000	$55,382	$152,736	$4,197,080
Robert G. Hrivnak (6)(8)	2019	$302,404	$100,000	$297,462	$0	$203,000	$0	$23,285	$926,151
Senior Vice President, Finance
and Chief Financial Officer
John D. Hertz (7)	2019	$126,769		$443,493	$0	$71,000	$0	$416,727	$1,057,989
Former SVP, Finance	2018	$512,115		$361,355	$179,997	$190,700	$0	$60,315	$1,304,483
and Chief Financial Officer	2017	$496,154		$311,113	$181,858	$271,200	$0	$67,656	$1,327,981
Arsen S. Kitch (5)(8)	2019	$337,115		$274,164	$0	$279,900	$0	$32,010	$923,189
Senior Vice President, Gen'l Mgr,	2018	$324,226	$89,860	$213,502	$106,387	$78,600	$0	$39,184	$851,759
Consumer Products Division
Michael S. Gadd	2019	$447,115		$362,868	$0	$285,100	$76,538	$46,848	$1,218,469
Senior Vice President, General	2018	$433,077		$285,781	$142,387	$161,300	$0	$51,111	$1,073,656
Counsel and Corporate Secretary	2017	$422,115		$244,235	$142,787	$230,700	$47,796	$62,589	$1,150,223
Kari G. Moyes	2019	$363,269		$298,345	$0	$232,000	$0	$37,520	$931,134
Senior Vice President,	2018	$333,077		$223,390	$111,263	$124,000	$0	$37,151	$828,881
Human Resources	2017	$323,077		$197,694	$115,574	$149,400	$0	$46,186	$831,930
(1)

The stock awards column shows the aggregate grant date fair value of the RSUs and the performance shares granted to all of our named executive officers, and the option awards column shows the grant date fair value of stock options granted to all of our named executive officers. In accordance with FASB ASC Topic 718, the grant date fair value reported for all RSUs and performance shares was computed by multiplying the number of shares subject to each RSU and performance share award by the closing price of Clearwater Paper’s stock on the grant date. We determined the grant date fair value for all stock options using the Black-Scholes model in accordance with FASB ASC Topic 718. The assumptions underlying FASB ASC Topic 718 valuations performed for performance shares and stock options are discussed in Note 15 to our audited financial statements included in our 10-K.

Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2019 and in 2018, assuming the highest level of performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date.  Ms. Massman (2019 - $2,540,044, and 2018 - $1,877,219), Messrs. Hrivnak (2019 - $416,427), Hertz (2019 - $620,873, and 2018 – $412,999), Kitch (2019 - $383,823, and 2018 - $244,024), Gadd (2019 - $508,041, and 2018 - $326,639) and Ms. Moyes (2019 - $417,711, and 2018 - $255,259).

(2)	This column shows cash bonuses earned under our annual incentive plan. Annual bonuses relating to performance in 2019 were actually paid in 2020.
(3)

Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(4)	All Other Compensation Table below for additional information:
Name	Company Contributions		Other Benefits
	401(k)	Supplemental 401(k)(a)
Linda K. Massman	$19,231	$92,773
Robert G. Hrivnak	$17,015	$6,270
John D. Hertz	$14,132	$0	$402,594	(b)
Arsen S. Kitch	$21,275	$10,735
Michael S. Gadd	$21,545	$25,303
Kari G. Moyes	$21,343	$16,176
(a)	Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan.
(b)	Severance payment in accordance with the terms of our Executive Severance Plan including a cash severance payment of $388,231 and $14,364 in continued benefits.

Clearwater Paper Corporation 2020

(5)

Mr. Kitch, who was previously Senior Vice President, General Manager, Consumer Products Division, was elected President and Chief Executive Officer effective as of April 1, 2020. Ms. Massman no longer serves as President and Chief Executive Officer effective as of April 1, 2020.

(6)

Mr. Hrivnak joined the company on April 8, 2019; his annual salary of $425,000, non-equity incentive compensation and performance share award were each prorated accordingly.  Pursuant to the terms of his offer letter, Mr. Hrivnak also received a signing bonus of $100,000 paid 30 days after he commenced employment.

(7)	Mr. Hertz ceased being an executive officer and an employee of the company effective as of March 21, 2019.
(8)

Mr. Hrivnak was not a named executive officer prior to 2019, so no data is provided for 2017 and 2018.  Mr. Kitch was not a named executive officer prior to 2018, so no data is provided for 2017 in this table.

Grants of Plan-Based Awards for 2019

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(4)	Target (#)	Maximum (#)
Linda K. Massman		$0	$925,000	$1,850,000
	3/7/2019				0	46,847	93,694		$1,270,022
	3/7/2019							20,077	$544,287
Robert G. Hrivnak		$0	$207,200	$414,400
	4/8/2019				0	10,272	20,544		$208,213
	4/8/2019							4,403	$89,249
John D. Hertz		$0	$72,500	$145,000
	3/7/2019				0	11,451	22,902		$310,437
	3/7/2019							4,908	$133,056
Arsen S. Kitch		$0	$219,400	$438,800
	3/7/2019				0	7,079	14,158		$191,912
	3/7/2019							3,034	$82,252
Michael S. Gadd		$0	$290,900	$581,800
	3/7/2019				0	9,370	18,740		$254,021
	3/7/2019							4,015	$108,847
Kari G. Moyes		$0	$236,700	$473,400
	3/7/2019				0	7,704	15,408		$208,855
	3/7/2019							3,301	$89,490

(1)

Actual amounts paid under our annual incentive plan for performance in 2019 were paid in March 2020 and are reflected in the Summary Compensation Table on page 41 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan included an operational component related to company adjusted EBITDA, which accounted for 75% for the corporate executives and 40% for the division executives; a company-wide strategic initiatives component, which accounted for 25% and 30% for corporate and division executives, respectively; and for the remaining 30% for the division executives, a component related to division EBITDA. The company portion of the target annual bonus amount could have been up to 200% of target, depending on the company’s adjusted EBITDA performance; the company-wide strategic initiatives component of the bonus could have been up to 200% of the target; and the division portion of the target annual bonus amount could have been up to 200% of target, depending on the division EBITDA performance. This resulted in a cap on what could be paid out equal to 200% of the aggregate target amount for the year. If the company adjusted EBITDA threshold target is not met, no participant is eligible to receive a bonus under our annual incentive plan for that year. The threshold amounts shown in the table assume threshold for company performance, company-wide strategic initiatives performance and division performance.

(2)

Amounts shown represent performance shares granted for the performance period 2019-2021. The named executive officers’ total long-term incentive grants were in the form of 70% performance shares that may pay out based on our Free Cash Flow (70% of target grant) and Return on Invested Capital (30% of target grant), with a -25% to +25% modifier based on relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index during the three-year performance period), and 30% time-vested RSUs, which has three-year ratable vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated as described in footnote 1 to the 2019 Summary Compensation Table above.

(3)	Amounts represent RSUs with three-year ratable vesting subject to continuing employment.
(4)

Threshold payout is shown at zero solely for illustrative purposes. For both the relative FCF and ROIC portions of the performance share awards, threshold performance will result in a payout of 0% of target, target level performance will result in a payout of 100% of target, and maximum performance will result in a payout of 200% of target. The relative TSR modifier can modify a payout from -25% to +25% (not to exceed 200% for a total payout award).  For performance that is intermediate, the percent of target multiplier will be determined by interpolation.

CEO Pay Ratio

Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO.  The

Clearwater Paper Corporation 2020

median of the annual total compensation of all employees of our company (other than our CEO) was $77,573.  As reported in the “2019 Summary Compensation Table” above, the annual total compensation of our CEO was $3,850,065. Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 50 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of the date of the last payroll run for the year (December 20, 2019), our employee population consisted of approximately 3,293 individuals with all of the individuals located in the United States. This population consisted of our full-time, part-time and temporary workers.

•	To identify the median employee from our employee population, we compared the amount of total cash earnings of all of our employees (other than our CEO) based on our payroll records.
•	Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgement and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

Clearwater Paper Corporation 2020

2019 Outstanding Equity Awards at Fiscal Year End

	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)		($)(3)	(#)(4)	($)(3)
Linda K. Massman
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					20,077	(5)	$428,845
Performance Share Grant (2018-2020)								0	$0
Stock Option Grant (2018-2020)	18,609	37,782	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					12,594	(6)	$269,008
Stock Option Grant (2017-2019)	29,800	15,353	$56.75	2/27/2027
Restricted Stock Units (2017-2019)					3,412	(7)	$72,880
Stock Option Grant (2016-2018)	89,427		$38.75	2/25/2026
Stock Option Grant (2015-2017)	43,179		$61.75	2/26/2025
Stock Option Grant (2014-2016)	51,903		$66.97	2/24/2024
Robert G. Hrivnak
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					4,403	(5)	$94,048
John D. Hertz
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					0		$0
Performance Share Grant (2018-2020)								0	$0
Stock Option Grant (2018-2020)	0	0	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					0		$0
Stock Option Grant (2017-2019)	0	0	$56.75	2/27/2027
Restricted Stock Units (2017-2019)					0		$0
Stock Option Grant (2016-2018)	0		$38.75	2/25/2026
Stock Option Grant (2015-2017)	0		$61.75	2/26/2025
Stock Option Grant (2014-2016)	0		$66.97	2/24/2024
Arsen S. Kitch
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					3,034	(5)	$64,806
Performance Share Grant (2018-2020)								0	$0
Stock Option Grant (2018-2020)	2,419	4,913	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					1,637	(6)	$34,966
Stock Option Grant (2017-2019)	2,308	1,190	$56.75	2/27/2027
Restricted Stock Units (2017-2019)					265	(7)	$5,660
Stock Option Grant (2016-2018)	5,775		$38.75	2/25/2026
Stock Option Grant (2015-2017)	1,956		$61.75	2/26/2025
Stock Option Grant (2014-2016)	1,371		$66.97	2/24/2024
Michael S. Gadd
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					4,015	(5)	$85,760
Performance Share Grant (2018-2020)								0	$0
Stock Option Grant (2018-2020)	3,238	6,575	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					2,191	(6)	$46,800
Stock Option Grant (2017-2019)	5,007	2,580	$56.75	2/27/2027
Restricted Stock Units (2017-2019)					573	(7)	$12,239
Stock Option Grant (2016-2018)	11,328		$38.75	2/25/2026
Stock Option Grant (2015-2017)	6,315		$61.75	2/26/2025
Stock Option Grant (2014-2016)	7,587		$66.97	2/24/2024
Kari G. Moyes
Performance Share Grant (2019-2021)								0	$0
Restricted Stock Units (2019-2021)					3,301	(5)	$70,509
Performance Share Grant (2018-2020)								0	$0
Stock Option Grant (2018-2020)	2,530	5,138	$37.45	3/5/2028
Restricted Stock Units (2018-2020)					1,714	(6)	$36,611
Stock Option Grant (2017-2019)	4,053	2,088	$56.75	2/27/2027
Restricted Stock Units (2017-2019)					464	(7)	$9,911
Stock Option Grant (2016-2018)	8,943		$38.75	2/25/2026
Stock Option Grant (2015-2017)	5,010		$61.75	2/26/2025
Stock Option Grant (2014-2016)	1,407		$66.97	2/24/2024

(1)

For 2017, all named executive officers’ annual equity awards were in the form of 37.5% performance shares that may pay out based on our TSR compared to that of a selected comparison group (companies comprising the S&P MidCap 400® Index, excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period (40% of target grant), and Return on Invested Capital (60% of target grant), 37.5% stock options and 25% time-vested RSUs, the latter two with three-year ratable vesting subject to continuing employment. For 2018, all named executive officers’ annual equity awards were in the form of 40% performance shares that may pay out based on our Free Cash Flow (60% of target grant) and Return on Invested Capital (40% of target grant) with a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group (companies comprising the S&P MidCap 400® Index, excluding those companies classified as members of the GICS® Financials sector) during the three-year performance period, 30% stock options and 30% time-vested RSUs, the latter two with three-year ratable vesting subject to continuing employment. For 2019, all named executive officers’

Clearwater Paper Corporation 2020

annual equity awards were in the form of 70% performance shares that may pay out based on our Free Cash Flow (70% of target grant) and Return on Invested Capital (30% of target grant) with a -25% to +25% modifier based on a relative TSR compared to that of a selected comparison group (companies comprising the S&P SmallCap 600® Index) during the three-year performance period, and 30% time-vested RSUs, the latter with three-year ratable vesting subject to continuing employment. Because the performance share awards are for three-year performance periods that end December 31, 2020, and 2021, respectively, the actual number of shares that could be issued upon settlement of these awards may be more than the amounts shown in this table.

(2)	This column shows RSUs granted in 2017, 2018 and 2019.
(3)	Values calculated using the $21.36 per share closing price of our common stock on December 31, 2019.
(4)

This column shows performance shares granted for the 2018-2020 and 2019-2021 performance periods, with share payouts calculated assuming performance at threshold level solely for illustrative purposes. For the 2018-2020 performance period, performance is measured based on relative TSR and ROIC, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. For the 2019-2021 performance period, the performance is measured based on FCF and ROIC with a relative TSR modifier, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. In each performance period, for performance that is intermediate, the percent of target multiplier will be determined by interpolation. The shares for both the 2018 and 2019 grants are shown at threshold (0%) based on actual performance as of December 31, 2019.

(5)	The shares listed will vest ratably 33% / 33% / 34% on March 7, 2020, March 7, 2021 and March 7, 2022, respectively.
(6)	The shares listed will vest ratably 33% / 34% on March 5, 2020 and March 5, 2021, respectively.
(7)	The shares listed will vest ratably 34% on March 1, 2020.

2019 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Linda K. Massman	0	$0	9,514	$268,193
Robert G. Hrivnak	0	$0	0	$0
John D. Hertz	0	$0	2,073	$58,428
Arsen S. Kitch	0	$0	1,063	$29,894
Michael S. Gadd	0	$0	1,635	$46,081
Kari G. Moyes	0	$0	1,293	$36,449
(1)	Consists of the gross number of RSUs that fully vested in 2019.
(2)	Fully vested RSUs were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Linda K. Massman	2,311	$65,143
Robert G. Hrivnak	0	$0
John D. Hertz	563	$15,880
Arsen S. Kitch	316	$8,887
Michael S. Gadd	485	$13,669
Kari G. Moyes	384	$10,825
(3)	Values are calculated using the per share closing price of our common stock on the vesting date of each RSU grant.

Post-Employment Compensation

Pension Benefits Table

Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. The Normal Retirement Benefit (or Accrued Benefit) was frozen as of December 31, 2011. Years of service were frozen as of December 31, 2011. The table below shows the actuarial present value of each named executive officer’s accumulated benefit, if eligible for the Retirement Plan, payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual

Clearwater Paper Corporation 2020

incentive awards. Ms. Moyes and Messrs. Hrivnak, Bowden, Kitch and Hertz are not eligible to participate in these plans.

Name	Plan Name	Number of Years Credited Service (1)(#)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Linda K. Massman	Supplemental Plan (2)	3.30	$311,420	$0
	Retirement Plan (3)	3.30	$131,710	$0
Michael S. Gadd	Supplemental Plan (2)	5.84	$179,136	$0
	Retirement Plan (3)	5.84	$233,987	$0
(1)

Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.

(2)	Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.
(3)	Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010 and ceased to accrue further benefits for participants as of December 31, 2011.
(4)

The following assumptions were made in calculating the present value of accumulated benefits: discount rate of 3.40% as of December 31, 2019; retirement at the officer’s first unreduced retirement age, which is age 62; service as of December 31, 2011; mortality expectations based on the Mercer Industry Longevity Experience Study for basic materials, paper and packaging (MILES) table with generational projections using the Mercer derived projection scale MMP-2019 as of December 31, 2019; and IRS limitations and Social Security covered compensation through December 31, 2011.

Clearwater Paper Corporation 2020

Summary of Retirement Plan Benefits. Full time Clearwater Paper salaried employees, including named executive officers, employed as of December 15, 2010 are eligible employees to participate in the Retirement Plan. Participants vest in Retirement Plan benefits upon the earlier of attainment of five years of Vesting Service, or age 65. An eligible employee’s “normal retirement date” is the first day of the month coincident with or next following the attainment of age 65. The monthly benefit payable to an employee retiring on the “normal retirement date” is: (1% times Final Average Earnings) times (Years of Credited Service) Plus (0.5% times “Final Average Earnings” in excess of the Social Security Benefit Base) times (Years of Credited service (up to 35)). “Final Average Earnings” are the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011 with compensation in a given year limited by Internal Revenue Code (“IRC”) Section 401(a)(17). If an eligible employee elects to receive an “early retirement benefit,” the “normal retirement benefit is reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service).  Participants in the Retirement Plan may select among various annuity forms and benefits with an actuarial present value less than $5,000 are paid in a lump sum.

Summary of the Supplemental Plan Benefit. All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415 are eligible to participate in the Salaried Supplemental Benefit Plan, and receive the additional retirement benefit that the participant would have earned without this limitation. Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65. Benefits commence for participants upon 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent value of the Supplemental Benefit is not more than $50,000, it is paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service. This benefit is adjusted for age at commencement similar to the Retirement Plan.

2019 Nonqualified Deferred Compensation Table

The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/19) ($)(3)
Linda K. Massman	$0	$92,773	($84,426)	$0	$1,739,928	(4)(5)
Robert G. Hrivnak	$0	$6,270	$0	$0	$6,270
John D. Hertz	$0	$0	$66,548	$0	$324,467
Arsen S. Kitch	$0	$10,735	$8,148	$0	$37,824
Michael S. Gadd	$0	$25,303	$7,813	$0	$366,783
Kari G. Moyes	$0	$16,176	$1,469	$0	$77,060
(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2019 Summary Compensation Table page 41.
(2)

None of the Aggregate Earnings reported in this Table are included in the 2019 Summary Compensation Table in this proxy for the 2019 fiscal year as they do not represent above-market preferential earnings. These amounts include stock price loss on the mandatorily deferred RSUs.

(3)	The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:
Name	Amount
Linda K. Massman	$2,142,230
Robert G. Hrivnak	$0
John D. Hertz	$235,718
Arsen S. Kitch	$18,364
Michael S. Gadd	$314,298
Kari G. Moyes	$58,121

Clearwater Paper Corporation 2020

(4)

This aggregate balance includes RSUs that were previously, mandatorily deferred pursuant to RSU award agreements in 2012. The deferred stock units are entitled to dividend equivalents, if and when dividends are paid.

(5)

This aggregate balance is lower than the amount reported as compensation to the named executive officer in the Summary Compensation Tables for previous fiscal years due to a decrease in value of the deferred RSUs.

In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($280,000 in 2019) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan or a combination of these investment vehicles. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($19,000 in 2019) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.

Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.

Clearwater Paper Corporation 2020

Potential Payments Upon Termination or Change of Control

Severance Programs for Executive Employees

Our Executive Severance Plan (the “Severance Plan”) and Change of Control Plan provide severance benefits to our named executive officers and certain other employees. Benefits are payable under the Severance Plan in connection with a termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control.

Termination Other Than in Connection with Change of Control.  The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Ms. Massman which have been modified in accordance with her employment agreement. The following table assumes a termination of employment occurred on December 31, 2019, other than for Mr. Hertz.

	Cash	Pro-Rata	Value of
	Severance	Annual	Equity	Benefit
	Benefit	Bonus(1)	Acceleration(2)	Continuation	Total
Linda K. Massman (3)	$1,387,500	$925,000	$0	$11,227	$2,323,727
Robert G. Hrivnak	$425,000	$207,200	$0	$13,143	$645,343
John D. Hertz (4)	$388,231	$71,000	$0	$14,364	$473,595
Arsen S. Kitch (5)	$340,000	$219,400	$0	$18,503	$577,903
Michael S. Gadd	$450,000	$290,900	$0	$11,037	$751,937
Kari G. Moyes	$370,000	$236,700	$0	$12,921	$619,621
(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2019, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination”; and (b) in connection with a change of control related triggering event. All equity awards have been calculated using the company’s closing stock price of $21.36 on December 31, 2019.

(3)

Pursuant to her employment agreement, as amended, Ms. Massman would have received a cash severance payment equal to one and a half times her base salary from the date of her separation from service and a prorated annual bonus for the termination year under the applicable bonus plan. Ms. Massman’s employment terminated effective as of April 1, 2020 and subject to the execution of a release of claims and compliance with restrictive covenants in her separation and release agreement, she will receive the benefits set forth above (prorated for the annual bonus payment, if any, based on company performance under the AIP). Her employment agreement is discussed below under “Ms. Massman’s Employment Agreement.”

(4)	Mr. Hertz ceased to be an employee effective March 21, 2019. The amounts shown are those received by him in accordance with the Executive Severance Plan.
(5)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 18 months of base compensation, a prorated annual bonus based on actual company performance, and 18 months of continued health and welfare benefit coverage.

Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):

▪	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or
▪	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
▪	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;

Clearwater Paper Corporation 2020

▪

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

▪	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or
▪	a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company or joint venture.

Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to the executive officer, except for Ms. Massman as noted above:

▪

cash payments equal to twelve months of the executive’s base pay, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount.  The Severance Pay Period means 52 weeks;

▪

continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;

▪

continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and

▪	continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.

Termination in Connection with a Change of Control.  The following table sets forth the benefits payable to each of our named executive officers under the Change of Control Plan upon a termination of employment except for Ms. Massman to the extent her benefits listed below are paid in accordance with her employment agreement as discussed below. The following table assumes, except for Mr. Hertz, the termination of employment and a change of control each occurred on December 31, 2019.

	Cash	Pro-Rata	Value of
	Severance	Annual	Equity	Benefit
	Benefit	Bonus	Acceleration(1)	Continuation	Total
Linda K. Massman	$4,625,000	$925,000	$1,532,388	$28,069	$7,110,457
Robert G. Hrivnak	$1,753,125	$207,200	$111,435	$32,858	$2,104,618
John D. Hertz (2)	$0	$0	$0	$0	$0
Arsen S. Kitch (3)	$1,402,500	$219,400	$209,200	$46,258	$1,877,358
Michael S. Gadd	$1,856,250	$290,900	$283,212	$27,593	$2,457,955
Kari G. Moyes	$1,526,250	$236,700	$227,035	$32,303	$2,022,288

Clearwater Paper Corporation 2020

(1)

Amount reflects the value of equity acceleration with respect to outstanding RSUs and stock options, calculated using the company’s closing stock price of $21.36 on December 31, 2019. With respect to outstanding performance shares, they are shown at target performance. Under the award agreement relating to our performance shares upon a change of control prior to 2019, a portion of the award based on our target performance, prorated based on the number of complete months that have lapsed in the first twelve months of the performance period, is deemed payable and dividend equivalents, if any, are calculated on the prorated actual number of shares. If the change of control occurs after the first twelve months of the performance period, the full number of shares based on target performance is payable together with any dividend equivalents.  Under the award agreement relating to our performance shares granted in 2019 and beyond, upon a change of control and “double trigger” event, a prorated portion of the performance shares is payable at target performance together with any dividend equivalents, based on the number of full calendar months the Employee is employed during the Performance Period prior to the date of the Double Trigger Event, divided by thirty-six (the number of months in the three-year performance period).  Under the award agreements for RSUs and stock options, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU and stock option will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of each RSU and stock option based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable.

(2)	Mr. Hertz ceased to be an employee effective March 21, 2019; therefore, he was not eligible for Change of Control benefits.

(3)

Mr. Kitch signed an employment agreement in connection with his election as President and Chief Executive Officer which provides for severance under the above scenarios equal to a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus, a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and 2.5 years of continued health and welfare benefit coverage.

In general, under the Change of Control Plan, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

A change of control event does not occur upon the approval by stockholders of a merger, consolidation or sale transaction alone, but rather consummation of such a triggering event is also required.

Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):

▪	Involuntary termination of the executive’s employment for any reason other than death, disability or cause; or
▪	Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
▪	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
▪

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;

▪	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;
▪	a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or
▪	a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.

Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to executives:

▪

a cash benefit equal to the executive’s annual base pay plus his or her annual base pay multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces

Clearwater Paper Corporation 2020

the larger amount, multiplied by 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;
▪

an annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;

▪

continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Subsidized Benefits Period, or such other period required by COBRA;

▪	reimbursement of COBRA premium payments during the Subsidized Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;
▪	continued basic life insurance coverage for the Subsidized Benefits Period;
▪

a lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and

▪

for executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.

We do not pay tax gross-ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

Ms. Massman’s Employment Agreement

We entered into a new employment agreement with Ms. Massman effective January 1, 2019, (the “2019 Agreement”). Ms. Massman does not participate in the Severance Plan and Change of Control Plan.

Pursuant to Ms. Massman’s 2019 Agreement, if her employment terminates on or after January 1, 2019, for any reason other than cause, death, disability, or retirement, or she terminates her employment for good reason, she would receive (i) a cash severance payment equal to one and a half times her base salary; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) eighteen months of continued health and welfare benefit coverage. If Ms. Massman is terminated without cause or she resigns for good reason, within the two years following a change of control, she will receive (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at her target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Ms. Massman is terminated due to death or disability, she would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.

In order to be entitled to receive any separation payments, Ms. Massman agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Other Potential Payments Upon Termination

In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability or retirement.

For annual RSU, stock option and performance share awards granted in 2017 and later years, if the holder’s employment terminates because of death, disability or retirement the following occurs:

•	for RSUs, a prorated portion of the award scheduled to vest at the next vesting date, would be paid based on the ratio of the number of full months the holder was employed from the previous annual

Clearwater Paper Corporation 2020

vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months;
•

for stock options, a prorated portion of the award scheduled to vest at the next vesting date would become exercisable based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months; and

•

for performance shares, a prorated portion of the award would be paid at the end of the performance period, based on the ratio of the number of full calendar months the holder was employed during the performance period to thirty-six months.

For annual RSU and stock option awards granted in 2017, the RSUs and stock options shall vest ratably over a three-year period (33%, 33% and 34%) on March 1st of 2018, 2019 and 2020, respectively.  For annual RSU and stock option awards granted in 2018, the RSUs and stock options shall vest ratably over a three-year period (33%, 33% and 34%) on March 5th of 2019, 2020 and 2021, respectively.  For annual RSU awards granted in 2019, the RSUs shall vest ratably over a three-year period (33%, 33% and 34%) on March 7th of 2020, 2021 and 2022, respectively.

With respect to RSUs and performance shares, dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the vesting or performance period.

The following table summarizes the value as of December 31, 2019, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Mr. Gadd who was eligible for early retirement under the Retirement Plan as of December 31, 2019. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

	Cash	Pro-Rata
	Severance	Annual	Value of Equity	Benefit
	Benefit	Bonus(1)	Acceleration(2)	Continuation	Total
Linda K. Massman	$0	$925,000	$266,210	$0	$1,191,210
Robert G. Hrivnak	$0	$207,200	$20,676	$0	$227,876
John D. Hertz (3)	$0	$0	$0	$0	$0
Arsen S. Kitch	$0	$219,400	$33,621	$0	$253,021
Michael S. Gadd	$0	$290,900	$48,679	$0	$339,579
Kari G. Moyes	$0	$236,700	$39,196	$0	$275,896
(1)

All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2019, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.

(2)

Amount reflects the value of equity acceleration with respect to outstanding RSUs and stock options, which was calculated using the company’s closing stock price of $21.36 on December 31, 2019. Amount does not reflect any equity acceleration with respect to outstanding performance shares as no payments would have been required thereunder based on actual performance.

(3)	Mr. Hertz ceased to be an employee effective March 21, 2019; therefore, he was not eligible for Death and Disability benefits as of December 31, 2019.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.  In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated target bonus for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive

Clearwater Paper Corporation 2020

plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement.  We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance Plan; Ms. Massman’s Employment Agreement and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Clearwater Paper Corporation 2020

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engaged Semler Brossy to advise it on director compensation matters for 2019. Semler Brossy’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2019 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
John J. Corkrean	$ 61,209	(3)	$93,678	-	$154,887
Kevin J. Hunt	$121,000		$93,678	-	$214,678
William D. Larsson	$119,500		$93,678	-	$213,178
Joe L. Laymon	$ 55,261	(3)	$93,678		$148,939
John P. O'Donnell	$ 83,500		$93,678	-	$177,178
Alexander Toeldte	$197,000		$93,678	-	$290,678

(1)	Represents annual retainers for 2019, as well as any amounts earned for service as Chair or committee Chair as well as committee membership retainers.
(2)

This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2019. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service and deferred fees as a director outstanding as of December 31, 2019 for each non-employee director was as follows: Mr. Corkrean— 5,224 units; Mr. Hunt—18,531 units; Mr. Larsson—61,839 units; Mr. Laymon— 5,224 units; Mr. O’Donnell—12,980 units and Mr. Toeldte—12,980 units.

(3)	Mr. Corkrean and Mr. Laymon joined the company on May 1, 2019.

During 2019, one of our directors, Linda K. Massman, also served as our CEO. As a result, she did not receive compensation for her services as a director during 2019. The compensation received by Ms. Massman is shown in the 2019 Summary Compensation Table provided elsewhere in this proxy statement.

Clearwater Paper Corporation 2020

Retainer and Fees

Our outside directors cash compensation in 2019 was at the following rates:

Annual retainer fee	$70,000
Annual retainer fee for Audit Committee membership	$15,000
Annual retainer fee for Compensation Committee membership	$7,500
Annual retainer fee for Nominating & Governance Committee membership	$6,000
Annual retainer fee for Chair (if not CEO)	$75,000
Annual retainer fee for Chair of the Audit Committee	$20,000
Annual retainer fee for Chair of the Compensation Committee	$15,000
Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000
Attendance fee for each Board or Committee meeting in excess of 12 meetings, respectively	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were deferred under.

Long-Term Incentive Awards.  In May 2019, each of our outside directors received an annual equity award that vests after one year of service. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $100,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were granted under.

Other Benefits.  Directors and their spouses are also eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. In 2019 we did not make any matching donations on behalf of outside directors under this program.

Special Retainer. Mr. Toeldte will receive a special retainer for his services as the Independent Executive Chair in the amount of $200,000 cash on an annualized basis which Semler Brossy advised was reasonable. This amount includes the $75,000 annual retainer fee for the Chair.

Director Stock Ownership Guidelines and Limitations on Securities Trading.  In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least $350,000. Directors are expected to achieve their ownership guideline within a five-year period from their appointment as a director.  Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a

Clearwater Paper Corporation 2020

director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of March 9, 2020 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”

Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.

Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2020

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2019 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2019, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

John J. Corkrean, Chair
William D. Larsson
Kevin J. Hunt
Alexander Toeldte

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG LLP in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2019 and 2018 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2019	$1,766,065	$-	$-	$-
2018	$2,415,300	$-	$-	$-

(1)

Audit fees represent fees for the audit of the company's annual financial statements, the audit of internal control over financial reporting, reviews of the quarterly financial statements, consents and debt compliance reports.

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

Clearwater Paper Corporation 2020

GENERAL INFORMATION

Stockholder Proposals for 2021

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2021 Annual Meeting is December 3, 2020. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 13, 2021 and February 12, 2021. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our bylaws and must otherwise comply with the requirements of Rule 14a-8. A copy of our bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investor Relations,” and then “Corporate Governance.”

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. Broadridge will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write at:

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact Broadridge at the above address.

Annual Report and Financial Statements

A copy of our 2019 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2019, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2019 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investor Relations,” and then selecting “Financial Information & SEC Filings” or request one by selecting “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2019.

Copies of Corporate Governance and Other Materials Available

The Board of Directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investor Relations” and then “Corporate Governance:”

▪	Restated Certificate of Incorporation
▪	Amended and Restated Bylaws
▪	Corporate Governance Guidelines
▪	Code of Business Conduct and Ethics
▪	Code of Ethics for Senior Officers
▪	Audit Committee Charter
▪	Compensation Committee Charter
▪	Nominating and Governance Committee Charter
▪	Director Independence Policy
▪	Related Person Transaction Policy
▪	Human Rights Policy

Clearwater Paper Corporation 2020

Forward Looking Statements

This report contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management performance, product trends and preferences, production from our Shelby, N.C. expansion, innovation and product development, benefits of debt refinancing including cash flow generation and balance sheet metrics, and sustainability goals, commitment and performance. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this report. Important factors that could cause or contribute to such differences include those discussed in the “Risk Factors” and “Developments and Trends in Our Business” sections contained in our Annual Report on Form 10-K for the year ended December 31 2019, which is in this report. Forward-looking statements contained in this report present management’s views only as of the date of this report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Clearwater Paper Corporation 2020

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines.

Each nominee is currently a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2023

Joe W. Laymon

Age 67, a director since May 2019

John P. O’Donnell

Age 59, a director since April 2016

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

We recommend a vote FOR this proposal.

Based upon its review of KPMG LLP’s (“KMPG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2020.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2020 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, may continue to retain that firm, or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Clearwater Paper Corporation 2020

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends a vote FOR this proposal.

This Proposal 3 vote provides you with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables, and narrative disclosure set forth in this proxy statement. This vote is an advisory vote only and is not binding on the company or our Board of Directors. Although the vote is non-binding, our Compensation Committee and our Board of Directors value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We sought stockholder feedback following 2018’s uncharacteristically low say-on-pay vote which resulted in 53% “for” votes. These results were in stark contrast to our previous advisory votes which have consistently been in excess of 90% “for” votes since 2011. In response to stockholder feedback and the 2018 say-on-pay vote, we made the following decisions with respect to our executive compensation program.

•	We maintained our CEO’s 2019 annual base pay at the same level as 2018.
•

We maintained our CEO’s 2019 target annual incentives at the same level as 2018. Based on 2019 performance, the Compensation Committee approved a payout to the CEO at 98% of target under the 2019 annual cash bonus program.

•

For our 2019 equity grant, we increased the weighting of performance shares in our equity mix from 40% to 70% for named executive officers and other senior management. We also lowered the CEO’s 2019 target equity grant value by 10% from 2018 levels.

•	Our CEO’s reported pay for 2019 was less than her reported pay for 2018.

During the three-year period covering 2017 to 2019, our CEO’s average realized pay is down 53% from target levels of pay, which directionally correlates with the decline in our TSR during the same period. The value of performance shares realized during this period is 0% of target and the value of options realized during this period is 0% of target. Specifically, for the performance share awards granted in 2017 with a 2017 – 2019 performance period, our TSR for the performance period declined by 66.1% and our return on invested capital, or ROIC, was below the level necessary for a minimal payout. Our performance relative to the TSR for the S&P MidCap 400 Index and ROIC performance for the 2017-2019 period resulted in no payout for the performance shares.

In 2019 we received 84.69% in favor of our say on pay. The focus of our executive compensation program continues to be the alignment of real pay delivery with performance. We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which further describes our program and how it is designed to attract, retain, motivate, and reward our named executive officers, who are critical to our success. We believe our compensation program is strongly aligned with the long-term interests of our stockholders.

At the annual meeting, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Clearwater Paper Corporation 2020

PROPOSAL 4—APPROVAL OF AMENDMENTS TO
CLEARWATER PAPER CORPORATION 2017 STOCK INCENTIVE PLAN

We recommend a vote FOR the proposal.

The Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Equity Plan”) provides equity incentive awards to help promote our long-term success and the creation of stockholder value by, among other things

•	encouraging our employees to focus on critical long-range objectives;
•	attracting and retaining employees with exceptional qualifications; and
•	linking our employees directly to stockholder interests through increased stock ownership.

The Equity Plan authorizes the issuance of shares of common stock and the grant of restricted shares, performance shares, restricted stock units, stock options, and stock appreciation rights.

Upon its approval by stockholders at the 2017 annual meeting, the Equity Plan replaced our Amended and Restated 2008 Stock Incentive Plan (the “Prior Plan”) and the Prior Plan was terminated. No further awards could be made under the Prior Plan, but outstanding awards previously granted under the Prior Plan continued to be administered in accordance with their terms.

Description of Amendment

The amendment to the Equity Plan approved by our Board of Directors and submitted for stockholder approval includes:

(i)

The establishment of a new share reserve, in place of the current share reserve, with 1,000,000 shares available for issuance under the Equity Plan for grants on and after May 13, 2020, plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date. Any shares authorized for issuance under the Equity Plan that are not subject to outstanding awards as of May 13, 2020 shall be cancelled and shall no longer be available for issuance under the Equity Plan.

(ii)

The elimination of the “fungible ratio” of subtracting 2.5 shares from the share reserve for every one share issued in connection with the grant of performance shares and restricted shares and restricted stock units since we intend to only grant “full value” awards such as performance shares and restricted stock units to our executive officers for the foreseeable future.

The Equity Plan contains the following important compensation and governance best practices.

•

The repricing of stock options or stock appreciation rights, and the cancellation of stock options, stock appreciation rights, or restricted stock units in return for cash or the grant of new stock options, stock appreciation rights, or restricted stock units is prohibited without stockholder approval:

•	There is a one-year minimum vesting requirement for all award types under the Equity Plan, except for awards granted in an amount not to exceed 5% of the shares authorized under the Equity Plan;
•	There is a robust clawback provision;
•	There is an annual limit on the value of awards to our outside directors;

Clearwater Paper Corporation 2020

•	The award agreements for our executive officers generally have “double trigger” change of control vesting upon a “qualifying termination” in connection with a change of control;
•	Dividends on shares that have not vested and any accrued dividends are not paid under the Equity Plan until the underlying shares vest; and
•

Dividend equivalents on restricted stock units and performance shares under the Equity Plan are subject to the same conditions and restrictions, including forfeiture conditions, as the restricted stock units or performance shares to which the dividend equivalents relate.

In addition to a number of technical or clarifying changes, the amendments to the Equity Plan, as described in this proposal, also prohibit liberal share recycling with respect to stock options and stock appreciation rights.

Request for Additional Shares, Dilution and Overhang

To provide us with the flexibility to responsibly address our future equity compensation needs, we are requesting that stockholders approve this amendment to the Equity Plan to establish a new reserve of 1,000,000 shares available for issuance under the Equity Plan. After giving effect to the establishment of the new share reserve, we expect the Equity Plan to last at least another 3 years, and the overhang percentage as of March 9, 2020 would be 13.0%.

When considering the number of additional shares to add to the Equity Plan, the Compensation Committee reviewed, among other things, the potential dilution to stockholders as measured by the burn rate, dilution and overhang, projected future share usage and projected forfeitures. The projected future usage of shares under the Equity Plan was reviewed under scenarios based on a variety of assumptions. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Equity Plan while minimizing stockholder dilution.

As of March 9, 2020, there were:

•	outstanding stock option awards for 655,215 shares under the Equity Plan and the Prior Plan, with a weighted average exercise price of $49.38 and a weighted average remaining term of 6.14 years;
•	outstanding and unvested performance share and restricted stock unit awards for 229,113 shares;
•	outstanding and unvested restricted stock unit awards for 273,490 shares.

The table below sets forth the number of (i) stock option awards and restricted stock unit awards granted, and (ii) performance share awards earned, in each case since the Equity Plan’s inception, and the weighted-average number of shares of common stock outstanding during each year.

Burn Rate

	2019	2018	2017
Stock Option Awards Granted	0	198,426	158,484
Restricted Stock Unit Awards Granted	139,037	111,054	66,774
Performance Share Awards Earned	0	0	40,905
Weighted-Average Common Stock Outstanding	16,533,000	16,486,807	16,464,286

Reasons for Amendments

As discussed in the Proxy Statement under “Executive Compensation Discussion and Analysis,” awards under our Equity Plan are an integral part of our executive compensation program and our efforts to align the interests of our management team with those of our stockholders. The proposed increase in shares reserved for the Equity Plan will allow us to continue these efforts.

We have been utilizing the shares in the current share reserve under the Equity Plan faster than we originally anticipated. This is partly due to our increased use of “full value” awards such as performance shares and restricted stock units. Beginning with our LTIP awards in 2019, we ceased granting stock options to our executive officers and have granted solely performance shares and restricted stock units.

Clearwater Paper Corporation 2020

The “fungible ratio” provision of our current plan requires us to set aside 2.5 shares for every one share that is subject to a full value award, and in the case of performance shares, to set aside 2.5 times the maximum number of shares that could be issued if the maximum performance thresholds are achieved. Our proposed elimination of the “fungible ratio” provision will alleviate this pressure on our share reserve for future awards.

Our proposed elimination of the “fungible ratio” provision for awards granted on or after May 13, 2020 is also consistent with our intention to grant only “full value” awards such as performance shares and restricted stock units to our executive officers for the foreseeable future. When a company grants only (or mostly) “full value” awards, there is no need to distinguish full value awards from other types of awards for share reserve purposes—in other words, there is no need to subtract from the share reserve more than one share for every share issued under such awards.

The proposed Equity Plan amendments prohibiting “share recycling” for stock options and stock appreciation rights and payments of dividends and dividend equivalents on unvested stock options and stock appreciation rights, follow best practices for stock incentive plans as recommended by institutional stockholder groups.

Approval under New York Stock Exchange Corporate Governance Standards

As a company with common stock listed on the New York Stock Exchange, we must seek stockholder approval of any “material revisions” to an equity compensation plan that provides for the delivery of our equity securities to any employee, director or other service provider as compensation for services. The proposed amendments to our Equity Plan are subject to this stockholder approval requirement.

Summary of the Equity Plan

Administration.    Administration of the Equity Plan will be carried out by the Compensation Committee of our Board of Directors. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the Equity Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended. The Board may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board will specify the maximum number of shares underlying all awards and the maximum number of shares underlying any individual award made by such officers during any calendar year. Currently our CEO is authorized to grant up to 4,000 stock awards to a continuing employee and up to 10,000 stock awards to a new employee, in either case except to a Section 16 officer. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.

Eligibility.    Our officers and employees are eligible to participate in the Equity Plan. Our directors and other persons that provide consulting services to us are also eligible to participate in the Equity Plan. As of March 9, 2020, 75 officers, employees and non-employee directors are eligible for awards under the Equity Plan.

Historical Plan Benefits.     Our named executive officers received awards under the Equity Plan in 2018 and 2019. Information regarding these awards is set forth in this Proxy Statement under “Executive Compensation Tables--2019 Compensation”—specifically, in the 2019 Summary Compensation Table, the Grants of Plan-Based Awards for 2019 Table and the 2019 Outstanding Equity Awards at Fiscal Year End Table. The following table sets forth, for each of the individuals and group indicated, the number of shares subject to stock options granted under the Equity Plan since the inception of the Equity Plan through March 9, 2020. No stock options have been granted under the Equity Plan to any of our directors (including nominees). No person received 5% or more of the total stock options granted under the Equity Plan since its inception.

Clearwater Paper Corporation 2020

Name and Position	Number of Shares Underlying Stock Options Granted (#)
Linda K. Massman President and Chief Executive Officer	286,053
Robert G. Hrivnak Senior Vice President, Finance and Chief Financial Officer	—
John D. Hertz Former Senior Vice President, Finance and Chief Financial Officer	54,096
Arsen S. Kitch Senior Vice President, General Manager Consumer Products Division	19,932
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	42,630
Kari G. Moyes Senior Vice President, Human Resources	29,169
All current executive officers (4 persons)	377,784
All current non-employee directors (6 persons)	—
All other employees, including officers who are not executive officers	510,900

New Plan Benefits.    Because it is within the discretion of our Compensation Committee to determine which officers, employees and consultants receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Equity Plan or the amount of the awards. The following table sets forth information with respect to the performance share awards and restricted stock units granted under the Equity Plan in 2019 to each of the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group, as of March 9, 2020.

Name and Position	Performance Share Awards (1) (#)	Restricted Stock Unit Awards (#)
Linda K. Massman President and Chief Executive Officer	93,694	20,077
Robert G. Hrivnak Senior Vice President, Finance and Chief Financial Officer	20,544	4,403
John D. Hertz Former Senior Vice President, Finance and Chief Financial Officer	22,902	4,908
Arsen S. Kitch Senior Vice President, General Manager Consumer Products Division	14,158	3,034
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary	18,740	4,015
Kari G. Moyes Senior Vice President, Human Resources	15,408	3,301
All current executive officers	177,118	37,953
All current non-employee directors	—	—
All other employees and consultants, including officers who are not executive officers	126,210	99,084

(1)	Because performance share awards may result in the issuance of common stock from 0-200% of the target performance share awards, we show 200% of that target award as outstanding under the Equity Plan.

Clearwater Paper Corporation 2020

Maximum Shares.    Under the current Equity Plan, the maximum number of shares of common stock available for issuance is 2,100,000 shares, (a) minus the number of shares subject to awards granted under the Prior Plan on or after May 1, 2017 and prior to July 1, 2017, and (b) plus the number of shares subject to outstanding awards under the Prior Plan as of July 1, 2017 that are later forfeited, settled in cash, cancelled, or expire (the “initial share reserve”). If stockholders approve the proposal at the Annual Meeting, the maximum number of shares of common stock available for issuance under the Equity Plan for grants on and after May 13, 2020 will be 1,000,000 shares plus (a) the number of shares subject to all outstanding awards under the Equity Plan and the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Equity Plan and the Prior Plan as of such date (the “new share reserve”). Further, if stockholders approve the proposal at the Annual Meeting, effective as of May 13, 2020, any remaining shares authorized for issuance under the Equity Plan pursuant to the initial share reserve that are not subject to outstanding awards as of such date shall be cancelled and shall no longer be available for issuance under the Equity Plan.

For awards granted prior to May 13, 2020, any shares issued in connection with stock options and stock appreciation rights will be counted against the initial share reserve as one share for every one share so issued, and any shares issued in connection with awards other than stock options and stock appreciation rights (such as restricted shares, restricted stock units and performance shares) will be counted against the initial share reserve as 2.5 shares for every one share so issued. If stockholders approve the proposal at the Annual Meeting, any shares issued in connection with any type of award granted on or after May 13, 2020 will be counted against the new share reserve as one share for every share issued. Further, if stockholders approve the proposal at the Annual Meeting, any shares pursuant to an outstanding award under the Equity Plan and the Prior Plan as of May 13, 2020 that return to the Equity Plan after May 13, 2020 to the extent such award is forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expires, or the portion of shares used to satisfy tax withholding obligations for such outstanding awards that are restricted shares, restricted stock units, or performance shares, but not stock options and stock appreciation rights, will increase the share reserve by one share for every share that returns to the Equity Plan. The maximum number of shares of our common stock that may be subject to awards granted to an employee in a calendar year is 175,000 shares, except that in his or her first year of employment, an employee could be granted up to two times that amount. The grant date value of equity awards made to any outside director in a calendar year will not exceed $500,000.

The initial share reserve, new share reserve, stock award limitations and the terms of outstanding awards will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If any outstanding stock option award expires or becomes unexercisable without having been exercised in full, or any restricted share, restricted stock unit or performance share award is forfeited to or repurchased by us, the shares underlying such award will become available for future awards under the Equity Plan. Shares used to satisfy tax withholding obligations related to an award of restricted shares, restricted stock units or performance shares will become available for future grant or sale under the Equity Plan. To the extent an outstanding award is paid out in cash rather than shares, any shares underlying that award will become available for future grant or sale under the Equity Plan. If stockholders approve the Equity Plan amendments at the Annual Meeting, the following shares issued or delivered under the Equity Plan will not again be available for grant under the Equity Plan: (i) shares tendered in payment of the exercise price of a stock option, (ii) shares withheld to satisfy tax withholding obligations with respect to stock options and stock appreciation rights, (iii) shares that we repurchase with stock option proceeds, and (iv) with respect to stock appreciation rights settled in shares, the full number of shares subject to the stock appreciation rights regardless of the number of shares used to settle the stock appreciation rights upon exercise.

The closing price for our common stock on the New York Stock Exchange as of March 9, 2020, was $24.00 per share.

Restricted Stock Units.    The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted restricted stock units and, consistent with the terms of the Equity Plan, will establish the terms of each restricted stock unit award. Restricted stock unit

Clearwater Paper Corporation 2020

awards give a recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon the satisfaction of certain vesting conditions. The vesting conditions will generally require the recipient to continue performing services over a three-year period in order to receive the full number of shares under the award, with possible exceptions for death, disability, retirement or other events. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied. The administrator may, but is not required to, grant restricted stock units that include dividend equivalent rights for the period prior to vesting, which rights would be subject to the same vesting conditions as the original award.

Performance Shares.    The administrator, or CEO in the case of certain recipients not subject to Section 16, will also select the recipients who are granted performance share awards, and will establish the terms of performance share awards consistent with the Equity Plan. Performance share awards give the recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon satisfaction of certain vesting and financial performance conditions. The actual number of shares issued upon settlement of the award (or the equivalent amount of cash) depends upon the extent to which Clearwater Paper Corporation or designated business units meet or exceed certain financial performance targets—see the discussion below under “Performance Criteria.” The award recipient generally must remain employed by us during the entire performance period (or if less, one year) in order to receive any payment under the performance share award, with possible exceptions for death, disability, retirement or other events. Performance share awards may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. The stock underlying performance share awards will not be issued until after the end of the performance period (and only if the performance targets have been achieved), and recipients of performance share awards generally will have no voting or dividend rights prior to that time. The administrator may, but is not required to, grant performance shares that include dividend equivalent rights for the performance period, which rights would be subject to the same performance conditions as the original award.

Stock Options.  The administrator, or CEO in the case of certain recipients not subject to Section 16, can grant options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted options and, consistent with the terms of the Equity Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for accelerated exercisability in the event of the recipient’s death, disability, or retirement or other events, and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The exercise price of a stock option cannot be less than 100% of the common stock’s fair market value on the date the option is granted. The exercise price may be paid in cash or in any other form permitted by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. The stock underlying options will not be issued until the options have vested and are exercised. Recipients of options generally will have no voting rights until the stock is issued and no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the options are satisfied.

Stock Appreciation Rights.    The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive stock appreciation rights under the Equity Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation. A stock appreciation right entitles the recipient to receive a payment equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price cannot be less than 100% of our common stock’s fair market value on the date of grant. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted

Clearwater Paper Corporation 2020

either alone or in tandem with stock option awards under the Equity Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of shares of common stock, or a combination of shares and cash. Recipients of stock appreciation rights generally will have no voting rights unless and until stock is issued in settlement of their stock appreciation rights, and will have no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the stock appreciation rights are satisfied.

Restricted Shares.    The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive awards of restricted shares and, consistent with the terms of the Equity Plan, will establish the terms of each such award. A restricted share award will be subject to vesting conditions and possibly additional transfer restrictions, if so provided by the administrator. The vesting conditions will generally require the recipient to continue performing services over a three year period in order to vest in the full number of shares under the award, with possible exceptions for death, disability, retirement or other events. The administrator may also require that certain performance criteria be achieved or that other conditions be met. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares, except that they will not receive any dividends on unvested shares unless and until the vesting conditions for those shares are satisfied. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.

Performance Criteria.  To measure company performance for an award period, the administrator can select one or more performance criteria set forth in the Equity Plan, to be applied either individually or in any combination. Following is the list of performance criteria under our Equity Plan that the administrator can select:

•	Cash flow: operating cash flow, free cash flow, cash flow per share, net operating cash flow, discounted cash flow in excess of cost of capital;
•	Earnings per share, including diluted earnings per share;
•	Earnings: EBI, EBIT, EBITD, EBITDA, or any combination of the foregoing;
•	Return: return on invested capital, return on stockholders’ equity, total stockholder return, return on assets, return on net assets;
•	Sales: gross sales, net sales;
•	Income: gross income, net income, operating income, net operating income, income from continuing operations, pre-tax income;
•	Margin: gross margin, profit margin, operating margin, pre-tax operating margin (including EBI, EBIT, EBITD or EBITDA margin);
•	Share: market share, market segment share, product share, customer share, channel share;
•	Completion of acquisitions, divestitures, joint ventures and restructurings;
•	Working capital: in absolute terms, or as a percentage of sales or net sales;
•	Debt: in absolute terms (including total debt and total debt plus equity) or as a ratio of debt to debt plus equity;
•	Value added: stockholder value added, market value added, economic value added;
•	Customer: customer satisfaction, customer loyalty, customer retention, customer service levels;

Clearwater Paper Corporation 2020

•	Cost: cost structure, cost reduction, cost savings, cost of goods sold, cost of goods sold adjusted for mix, cost of capital;
•	Operating goals: performance against strategic objectives, overall equipment effectiveness, safety, employee satisfaction;
•	Share price performance; and
•	Economic profit.

The performance criteria may be applied to the company and its subsidiaries as a whole or to the company, a subsidiary or a business unit, either individually or in any combination. The administrator determines whether to measure performance on an absolute basis or on a relative basis compared to a pre-established target, to previous years’ results or to the performance of one or more comparable companies or a designated comparison group of companies or index. In applying these criteria to a particular period, the committee may adjust any evaluation of performance to account for any of the following events:

•	Asset write-downs;
•	Litigation or claim judgments or settlements;
•	Changes in law, accounting principles or other such laws or provisions affecting reported results;
•	Corporate reorganizations or restructurings;
•	Mergers, acquisitions, dispositions or spin-offs;
•	Discontinued operations;
•	Major maintenance;
•	“Mark-to-market” accounting adjustments for equity awards; and
•

Any adjustments for unusual or infrequently occurring items as disclosed in our financial statements (including footnotes) for the applicable year and/or in management’s discussion and analysis of the financial condition and results of operations appearing in our annual report to stockholders for the applicable year.

Vesting Restrictions on Awards.  Except with respect to a maximum of five percent of the share reserve under the Equity Plan, no award under the Equity Plan may vest sooner than twelve months from the date of grant.

Clawback.  Under the Equity Plan, we reserve the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct. Awards issued under the Equity Plan are also subject to deductions and clawback as may be required pursuant to any federal or state law, government regulation or stock exchange listing requirement.

Change of Control.    The administrator may include provisions in individual award agreements to accelerate the vesting and exercisability of outstanding awards in the event of a change of control, as defined in the Equity Plan.

Adjustment of Shares.    If we declare a stock dividend, stock split, reverse stock split, spin-off or certain other distributions or transactions materially affecting the fair market value of our common stock, the

Clearwater Paper Corporation 2020

administrator will make appropriate adjustments to the outstanding awards in accordance with the plan. To the extent not previously exercised or settled, all outstanding awards shall terminate immediately prior to the dissolution or liquidation of the company. In the case of a merger, consolidation or certain other transactions involving Clearwater Paper Corporation, outstanding awards may be continued, assumed, substituted, cancelled or settled, as specified in the award agreements or the agreement relating to the transaction.

Amendment and Termination.    No awards may be granted under the Equity Plan after June 30, 2027. The Board of Directors may amend or terminate the Equity Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Equity Plan may materially impair a recipient’s rights under outstanding awards without the recipient’s consent.

Federal Income Tax Aspects of the Equity Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Equity Plan depend upon the type of award and if the award is to an executive officer, whether the executive’s compensation is subject to the $1,000,000 deduction limit imposed under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options.    The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the excess of the proceeds received upon sale or disposition over the exercise price will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonqualified Stock Options.    The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards.    Recipients who receive performance share or restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. If cash is received upon settlement instead of shares, the amount of cash received is taxed as ordinary income. Recipients who receive awards of restricted shares subject to a vesting requirement generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the vested stock at that time minus the amount, if any, paid for the stock. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal

Clearwater Paper Corporation 2020

Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Section 409A.    Deferrals made under the Equity Plan, including awards granted under the Equity Plan that are considered to be deferred compensation, may be subject to the requirements of Section 409A of the Internal Revenue Code. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals made under the Equity Plan either to comply with Section 409A or to qualify for an exemption from Section 409A.

Section 162(m).    Section 162(m) of the Internal Revenue Code renders non-deductible to us certain compensation in excess of $1,000,000 received in any year by our CEO and certain other named executive officers. An exception to this deduction limitation for “performance-based compensation” (which included awards of stock options and performance shares under the Equity Plan and the Prior Plan) was repealed effective for taxable years beginning after December 31, 2017, except for certain amounts payable pursuant to written binding contracts in effect on November 2, 2017.

Required Vote

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

Clearwater Paper Corporation 2020

Appendix A

AMENDMENT TO THE
CLEARWATER PAPER CORPORATON
2017 STOCK INCENTIVE PLAN

The Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Plan”), as adopted by the Board of Directors of Clearwater Paper Corporation (the “Corporation”) on February 28, 2017, is hereby amended as follows effective as of May 13, 2020, subject to approval of such amendments by the Corporation’s stockholders:

1.  Section 5 of the Plan (“Stock Subject to Plan”) is hereby amended by revising subsections (a) and (c) thereof to read as follows:

(a)

Basic Limitation.  Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares.  The aggregate number of Shares authorized for issuance as Awards under the Plan shall be determined as follows:

(i)

For the period beginning on the Effective Date and ending on May 12, 2020, (the “Initial Share Reserve Period”), the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 2,100,000 Shares, minus the number of Shares subject to awards granted under the Prior Plan on or after May 1, 2017 and prior to the Effective Date, and plus the number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash, cancelled or expire.  Upon the Effective Date, the Prior Plan will terminate, provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan, as applicable.  For Awards granted during the Initial Share Reserve Period, any Shares issued in connection with Options and SARs shall be counted against this limitation as one Share for every one Share so issued, and any Shares issued in connection with Awards other than Options and SARs shall be counted against this limitation as 2.5 Shares for every one Share so issued.  Effective as of the last day of the Initial Share Reserve Period, any remaining Shares authorized for issuance under the Plan under this clause (i) but not subject to outstanding Awards as of such date shall be cancelled and shall no longer be available for issuance under the Plan.

(ii)

On and after May 13, 2020 (the “New Share Reserve Period”), the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 1,000,000 Shares, plus the number of Shares subject to outstanding awards under the Prior Plan as of such date which thereafter are forfeited, settled in cash, cancelled or expire.  Any Shares issued in connection with any type of Award granted during the New Share Reserve Period shall be counted against this limitation as one Share for every one Share so issued.

The Share limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.  The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c)

Additional Shares.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of

Clearwater Paper Corporation 2020

Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant or sale under the Plan.  Shares used to satisfy the tax withholding obligations related to an Award of Restricted Shares, Restricted Stock Units or Performance Shares will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing,

(i)

The following Shares issued or delivered under this Plan shall not again be available for grant as described above: (A) Shares tendered in payment of the exercise price of an Option; (B) Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Option or SAR; and (C) Shares that are repurchased by the Corporation with Option proceeds.  Without limiting the foregoing, with respect to any SAR that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the SAR upon exercise.

(ii)

During the New Share Reserve Period, any Shares that are subject outstanding Awards of Restricted Shares, Restricted Stock Units or Performance Shares that become available for future grant or sale under the Plan pursuant to the foregoing provisions of this Section 5(c) (i.e., because the Awards or underlying Shares expire or are forfeited, repurchased or used to satisfy the tax withholding obligations related to such Awards) will become available for future grant or sale under the Plan as one Share for every one Share so expired, forfeited, repurchased or withheld, regardless of whether such Awards were originally granted under the Prior Plan or during the Initial Share Reserve Period or the New Share Reserve Period.

2.  Section 7 of the Plan (“Terms and Conditions of Options”) is hereby amended by revising subsection (h) thereof to read as follows:

(h)

No Rights as a Stockholder.  An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the Option until the date of the issuance of the Shares underlying the Option upon a valid exercise thereof.  Without limiting the foregoing, no Optionee, or a permitted transferee of an Optionee, shall receive payment of any dividends or dividend equivalents on the Shares underlying their Options while such Options are unvested.

3.  Section 9 of the Plan (“Stock Appreciation Rights”) is hereby amended by adding the following new subsection (i) to the end thereof:

(i)

No Rights as a Stockholder.  An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the SAR until the date of the issuance of the Shares underlying the SAR upon a valid exercise thereof.  Without limiting the foregoing, no Optionee, or a permitted transferee of an Optionee, shall receive payment of any dividends or dividend equivalents on the Shares underlying their SARs while such SARs are unvested.

To record adoption of this Amendment by the Board of Directors, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date:  ________________________CLEARWATER PAPER CORPORATION

By:  _______________________________
Name:Kari G. Moyes
Title:Senior Vice President, Human Resources

Clearwater Paper Corporation 2020

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000448737_1 R1.0.1.18 CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a Joe W. Laymon 1b John P. O'Donnell The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of KPMG, LLP as the Company's independent registered public accounting firm for 2020. 3. Advisory vote to approve named executive officer compensation. 4 Approval of amendments to Clearwater Paper Corporation 2017 Stock Incentive Plan. NOTE: THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2, 3 & 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000448737_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K  is/are available at www.proxyvote.com .  CLEARWATER PAPER CORPORATION  Annual Meeting of Stockholders  May 13, 2020 9:00 AM  This proxy is solicited by the Board of Directors  Common: The undersigned hereby appoints Arsen S. Kitch, Robert G. Hrivnak and Michael S. Gadd, or any one of them, as proxies, each with full power to act without the others and with  the powers of substitution in each, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER  CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, PDT on May 13, 2020, at 601 W. Riverside Ave., Spokane, WA  99201, and any adjournment or postponement thereof.  401(k) Plan: On behalf of the Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper 401(k) Savings Plans. If you do not return  this voting instruction form or vote by telephone or Internet by 11:59 p.m., Eastern Daylight Time, on May 8, 2020, the Trustee (Fidelity Management Trust Company) must vote Plan shares  in the same proportion as voted by other Plan participants.  THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2-4.  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)  Address change/comments:  Continued and to be signed on reverse side